Exhibit 99.1

CONFIDENTIAL

Execution Version

Stockholders Agreement

This Stockholders Agreement (this “Agreement”) is made by and among The Ether Machine, Inc., a Delaware corporation (“Pubco”), The Ether Reserve LLC, a Delaware limited liability company (the “Company”), the ETH Partners LLC, a Delaware limited liability company (“ETH Partners”), and JBerns inv EM1, LLC, a Nevada limited liability company (the “Subscriber”), and shall be effective as of the date of execution of that certain LLC Subscription Agreement, dated as of August 29, 2025, by and among Pubco, the Company, Dynamix Corporation, a Cayman Islands exempted company, and the Subscriber (the “Subscription Agreement”).

Capitalized terms not otherwise defined herein shall have the meaning given to them in the Subscription Agreement. In consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Subscription Agreement, the parties agree to the following:

1.	Board Size. On and after the closing of the Transactions, the Board of Directors of Pubco (the “Board”) shall consist of five (5) directors (each a “Director” and, collectively, the “Directors”).

2.	Board Seat.

(a)	The Subscriber shall be entitled to nominate one (1) Director to the Board. Each Director so nominated is referred to herein as a “Subscriber Director”.

(b)	Pubco hereby agrees (i) to include the nominee of the Subscriber nominated pursuant to this Section 2 as a nominee to the Board on each slate of nominees for election of the Board included in Pubco’s annual meeting proxy statement (or consent solicitation or similar document) for which the Subscriber Director is required to be included pursuant to the organizational documents of Pubco or applicable law, (ii) to recommend the election of such nominee to the stockholders of Pubco and (iii) without limiting the foregoing, to otherwise use its reasonable best efforts to cause such nominee to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a Director.

(c)	The Subscriber Director nominated by the Subscriber shall initially be Jeffrey Berns who shall be appointed to the Board concurrently with the Subscription Closing. The Subscriber commits to nominate Jeffrey Berns for the first two (2) full calendar years after the Subscription Closing. With respect to any Subscriber Director nominated by the Subscriber other than the initial Director appointed in accordance with this Section 2(c) or the then-serving Subscriber Director, the Subscriber shall nominate the Subscriber Director by delivering to Pubco a written statement at least ninety (90) days prior to the one (1) year anniversary of the preceding annual meeting (or, in the case of the first annual meeting following the closing of the Transactions, at least ninety (90) days prior to the date of the annual meeting) which sets forth the name, business address, telephone number, facsimile number and e-mail address of such nominee if the Subscriber Director is subject to election; provided, that if the Subscriber fails to deliver such written notice, the Subscriber shall be deemed to have nominated the Subscriber Director previously nominated or designated by the Subscriber who is currently serving on the Board; provided further that if the Board or its nomination committee, acting reasonably, notify the Subscriber that the candidate is not acceptable to the Board or its nomination committee, then the Subscriber shall be entitled to nominate another candidate.

(d)	If any Subscriber Director previously nominated by the Subscriber dies or is unwilling or unable to serve as such or is otherwise removed or resigns from office, then the Subscriber shall promptly nominate a successor to such Subscriber Director.

3.	D&O Insurance; Indemnification. Pubco shall purchase and maintain, at its expense, directors’ and officers’ liability insurance in an amount determined in good faith by the board of directors of Pubco to be appropriate, on behalf of each individual who is or was a director or officer of Pubco (or who, at the request of Pubco, is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any subsidiary of Pubco), against any expense, liability or loss asserted against such individual and incurred by such individual in any such capacity, or arising out of such individual’s status as such, subject to customary exclusions. In addition, Pubco shall enter into and at all times maintain in effect an indemnification agreement with each director of Pubco in a form reasonably satisfactory to such director, which agreement shall provide rights to indemnification and advancement of expenses to the maximum extent permitted under applicable law.

4.	Treasury Reserve Policy. On or prior to the closing of the Transactions, Pubco and the Company shall adopt, and the Subscriber shall approve, a policy (the “Treasury Reserve Policy”), under which Pubco’s and the Company’s treasury reserve assets will consist of primarily (i) cash and cash equivalents and short-term investments (“Cash Assets”) that exceed working capital requirements and (ii) Ether, the native cryptocurrency of the decentralized Ethereum blockchain (“Ether”), which will serve as the primary treasury reserve asset of Pubco and the Company on an ongoing basis, subject to market conditions and anticipated needs of the business for Cash Assets.

5.	Voting Agreement. ETH Partners agrees, at any time it is then entitled to vote for the election of Directors to the Board, to take all necessary action, including casting all votes to which ETH Partners is entitled to vote in respect of its Shares (as defined below) thereon, whether at any annual or special meeting, by written consent, proxy or otherwise, so as to ensure that the composition of the Board complies with (and includes the requisite nominee of Subscriber in accordance with Section 2) and to otherwise effect the intent of this Section 5. ETH Partners agrees that, at any time, neither it nor any proxy of ETH Partners shall vote any of its Shares entitled to vote thereon in favor of the removal of any Subscriber Director who shall have been nominated in accordance with Section 2, unless the Subscriber shall have consented to such removal in writing. ETH Partners further agrees not to enter into a binding agreement with respect to, its Shares that would prohibit ETH Partners from casting votes in respect of such Shares in accordance with this Section 5. “Shares” means (i) any and all shares of Common Stock (as defined below) and all other equity securities of Pubco, securities of Pubco convertible into, or exchangeable, exercisable or redeemable for, such shares, or other rights to acquire such shares and (ii) any equity securities issued or issuable directly or indirectly with respect to the shares referred to in clause (i) above by way of equity distribution or equity split or in connection with a combination of equity, recapitalization, merger, consolidation, reorganization or other transaction. “Common Stock” means collectively the Class A common stock, par value $0.01 per share (“Class A Common Stock”), and the Class B common stock, par value $0.01 per share (“Class B Common Stock”), in each case of Pubco (or any successor of Pubco by combination of shares, recapitalization, merger, consolidation or other reorganization) and any stock into which any such Common Stock shall have been changed or any stock resulting from any reclassification of any such Common Stock.

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6.	Actions Requiring Approval. In addition to any voting requirements contained in the organizational documents of Pubco, neither Pubco, nor the Company, nor any of their respective subsidiaries or controlled affiliates shall take, or shall cause any of its respective subsidiaries and controlled affiliates to take, (i) after the Company Merger, any of the actions set forth in Schedule 1 without the prior approval of four (4) Directors, nor (ii) any of the actions set forth in Schedule 2 without, if such action occurs before the Company Merger, the prior approval of the Subscriber, and, if such action occurs after the Company Merger, the prior approval of the Subscriber Director. Notwithstanding the foregoing, the Company, Pubco and its subsidiaries shall be permitted to engage in the Mergers and related issuances of Common Stock, Company Exchange Units and warrants (and underlying shares of Class A Common Stock) contemplated by the BCA, the contribution and related issuance of Company units contemplated by the Contribution Agreement (as defined in the BCA), and the issuances of Class A Common Stock contemplated by the Equity PIPE Subscription Agreements (as defined in the BCA), in each case, pursuant to the terms of such agreements as in effect as of the date of this Agreement and provided that no such agreement is amended, modified or otherwise changed after the date of this Agreement without the Subscriber’s prior written approval.

7.	Term. This Agreement shall continue in effect until the earliest of the following: (a) the termination of the BCA, in accordance with its terms, prior to the closing of the Transactions; (b) the later to occur of (i) the date on which the Subscriber, its affiliates and/or other permitted transferees under the LLC Agreement (“Permitted Transferees”), collectively, beneficially own, directly or indirectly, an equity interest in Pubco in whatever form such equity interest is then held (any combination of Subscribed Units, Company Exchange Units or Class A Common Stock or its or their equivalent) of less than 10% of the then entire equity capital of Pubco (aggregating all Class A Common Stock outstanding and all other equity interests exchangeable or convertible into Class A Common Stock on an as converted/exchanged basis), and (ii) the date on which the Subscriber, its affiliates and/or other Permitted Transferees, collectively, beneficially own, directly or indirectly, less than 25% of the number of Subscribed Units the Subscriber purchased pursuant to the Subscription Agreement in whatever form such securities are then held (any combination of Subscribed Units, Company Exchange Units or Class A Common Stock or its or their equivalent); or (c) the Subscriber is no longer directly or indirectly controlled by Jeffrey Berns.

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8.	Miscellaneous.

(a)	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that the Subscriber (and any subsequent affiliate transferee or Permitted Transferee thereof) is permitted to assign this Agreement to its affiliates and other Permitted Transferees of Common Units, Company Exchange Units or Class A Common Stock. Notwithstanding anything herein to the contrary, the Subscriber (and any subsequent affiliate transferee or Permitted Transferee thereof) shall cause any of its affiliate transferees or Permitted Transferees of Common Units, Company Exchange Units or Class A Common Stock to become a party to this Agreement by executing a joinder hereto reasonably satisfactory to Pubco and the Company, as a pre-condition to the effectiveness of such transaction.

(b)	Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(c)	Governing Law. Subject to Section 8(d), this Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles or rules thereof to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(d)	Jurisdiction. The parties agree that all disputes, legal actions, suits and proceedings arising out of this Agreement must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each party irrevocably (i) submits to the exclusive jurisdiction of each such court in any such legal action, suit or proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the legal action, suit or proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any legal action, suit or proceeding arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal actions, suits or proceedings or otherwise proceed against the other party in any other jurisdiction, in each case, to enforce judgments obtained in any legal action, suit or proceeding brought pursuant to this Section 8(d).

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(e)	WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(f)	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g)	Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(h)	Entire Agreement. This Agreement, together with the Subscription Agreement to the extent referred to herein, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(i)	Counterparts. This Agreement may be executed and delivered (including by electronic signature or by email in portable document form) in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

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The parties hereto agree with respect to the foregoing matters by signing this Agreement as of the date first stated above.

The Ether Machine, Inc.

By:	/s/ Jonathan Christodoro
Name:	Jonathan Christodoro
Title:	Vice-Chairman

The Ether Reserve LLC

By:	/s/ Jonathan Christodoro
Name:	Jonathan Christodoro
Title:	President

ETH PARTNERS LLC

By:	/s/ Jonathan Christodoro
Name:	Jonathan Christodoro
Title:	President

JBERNS INV EM1, LLC

By:	/s/ Jeffrey K. Berns
Name:	Jeffrey K. Berns
Title:	Manager

[Signature Page to Stockholders Agreement]

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Schedule 1

Actions Requiring Approval of Four Directors

Actions requiring prior approval of four Directors pursuant to Section 6 shall include:

1.	any transaction or series of related transactions, in each case to the extent within the reasonable control of Pubco or the Company, (i) in which any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires, directly or indirectly, in excess of fifty percent (50%) of the then outstanding shares of any class of capital stock (or equivalent) of Pubco, the Company or any of their respective subsidiaries (whether by merger, consolidation, sale or transfer of capital stock or partnership, limited liability company or other equity interests, tender offer, exchange offer, reorganization, recapitalization or otherwise), or (ii) following which any “person” or “group” has the direct or indirect power to elect a majority of the Directors to the Board or to replace the Manager (as defined below) as the sole manager of the Company (or to add another person as a manager or co-manager of the Company);

2.	the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of Pubco, the Company or any of their respective subsidiaries;

3.	the sale, lease or exchange of all or substantially all of the property and assets of Pubco, the Company and their respective subsidiaries, taken as a whole;

4.	any acquisition or disposition by Pubco, the Company or any of their respective subsidiaries of assets, persons, equity interests or businesses, or entry into any joint venture by Pubco, the Company or any of their respective subsidiaries, where the aggregate consideration is greater than two hundred fifty million dollars ($250,000,000) in any single transaction or series of related transactions, other than transactions solely between or among Pubco, the Company and/or one or more of Pubco’s or the Company’s direct or indirect wholly-owned subsidiaries;

5.	the creation of a new class or series of capital stock or equity securities of Pubco, the Company or any of their respective subsidiaries;

6.	any issuance of additional shares of Class A Common Stock, Class B Common Stock, preferred stock or other equity securities of Pubco, the Company or any of their respective subsidiaries after the closing the Transactions, other than any issuance of additional shares of Class A Common Stock or other equity securities of Pubco, the Company or their respective subsidiaries (i) under any stock option or other equity compensation plan of Pubco or any of its subsidiaries approved by the Board or the compensation committee of the Board, (ii) pursuant to the exercise or conversion of any options, warrants or other securities existing as of the date of closing of the Transactions, or (iii) in connection with any redemption or exchange of Company Exchange Units as set forth in the LLC Agreement (as in effect on and after the Company Merger);

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7.	any amendment, modification or other change to the organizational documents of Pubco, the Company or any of their respective subsidiaries, including, for the avoidance of doubt, the LLC Agreement (as in effect on and after the Company Merger);

8.	any transaction or series of related transactions with any affiliate, director or officer of Pubco, the Company or any of their respective subsidiaries (other than employment arrangements with any such director or officer approved by the Board or the compensation committee of the Board) involving an amount in excess of ten million dollars ($10,000,000);

9.	any incurrence of new indebtedness or refinancing of existing indebtedness by Pubco, the Company or any of their respective subsidiaries, any guarantee made by Pubco, the Company or any of their respective subsidiaries or any grant of any security interest in any of the assets of Pubco, the Company or any of their respective subsidiaries, in one or a series of related transactions, with a Debt-to-Asset Ratio in excess of 30%;

10.	the making of any special allocation pursuant to Section 6.3 of the LLC Agreement (as in effect on the Company Merger) (or any successor provision to such section entered into in accordance with the provisions of this Agreement) other than in accordance with applicable Treasury Regulations or the making of any material tax election;

11.	settling any material administrative or judicial dispute, controversy or proceeding, including, without limitation, tax audits, with the Internal Revenue Service or any other taxing authority;

12.	any amendment, modification or other change to the Treasury Reserve Policy; or

13.	the (i) replacement or removal of the Manager as the sole manager of the Company or (ii) appointment of any additional person as a manager of the Company (such approval not to be unreasonably withheld), in each case after the Company Merger.

In this Agreement, “Manager” means (i) prior to the Company Merger, ETH Partners and (ii) on and after the Company Merger, Pubco.

In this Agreement, “Debt-to-Asset Ratio” means, at any such time, the ratio (expressed as a percentage) of (i) the value of the relevant incurrence or series of incurrences of new indebtedness or refinancing of existing indebtedness under Item 9 of this Schedule 1 on a consolidated basis, to (ii) the value of the total assets of Pubco, on a consolidated basis, as of the last day of the most recently ended fiscal quarter for which financial statements are available.

For the avoidance of doubt, notwithstanding anything to the contrary in the LLC Agreement, the Subscriber, its affiliates and Permitted Transferees shall not be subject to the Drag-Along Right provided for in Section 9.5 of the LLC Agreement (as in effect on the Company Merger) (or any successor provision to such section entered into in accordance with the provisions of this Agreement), required to consent to or not object to an Applicable Sale (as defined in such section) or take any other action under such section unless and until such Applicable Sale has, to the extent required by the terms of this Agreement, been approved by four (4) Directors in accordance with the terms of this Agreement.

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Schedule 2

Actions Requiring Approval of Subscriber/ Subscriber Director

Actions requiring prior approval of the Subscriber/ Subscriber Director pursuant to Section 6 shall include:

1.	the (i) replacement or removal of the Manager (as defined in Schedule 1) as the sole manager of the Company or (ii) appointment of any additional person as a manager of the Company (such approval not to be unreasonably withheld), in each case before the Company Merger;

2.	any increase or decrease of the size of the Board (such approval not to be unreasonably withheld);

3.	the entry by Pubco and the Company into the Second Amended and Restated Limited Liability Company Agreement in connection with the closing of the Transactions, to the extent such Second Amended and Restated Limited Liability Company Agreement is not substantially in the form attached as Annex A to this Agreement; or

4.	any amendment, modification or other change to the BCA after the date of this Agreement, any waiver by Pubco, the Company, ETH Partners or their respective subsidiaries thereunder, the taking of any action by the Company or ETH Partners that would require the consent of SPAC (as defined in the BCA) under the BCA, irrespective of whether SPAC has consented to it or the grant of consent to any action proposed to be taken by SPAC, a SPAC Subsidiary (as defined in the BCA) or Pubco that would require the consent of ETH Partners under the BCA, irrespective of whether ETH Partners has consented to it.

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Annex A

Form of Second Amended and Restated Limited Liability Company Agreement

CONFIDENTIAL

Execution Version

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

THE ETHER RESERVE LLC

A Delaware Limited Liability Company

[•], 2025

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY SECURITIES OR BLUE SKY LAWS OF ANY STATE OR JURISDICTION. THEREFORE, THE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD TO THE PROPOSED TRANSFER OR REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OR BLUE SKY LAWS IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

i

ii

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

THE ETHER RESERVE LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) of The Ether Reserve LLC, a Delaware limited liability company (the “Company”), dated as of [●], 2025, (the “Amendment and Restatement Date”), is adopted and executed pursuant to Section 12.04 of the A&R LLC Agreement by the Company and each person listed as a Member on Exhibit A attached hereto as of the date hereof (each, a “Member” and together, the “Members”). Capitalized terms used in this Agreement shall have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, on June 24, 2025, the Company was formed in accordance with the Delaware Limited Liability Company Act (together with any successor statute, as amended from time to time, the “Act”), and, in connection therewith, a Certificate of Formation of the Company (the “Delaware Certificate”) was filed in the Office of the Secretary of State of Delaware, and the Company’s business and affairs were initially governed pursuant to the Limited Liability Company Agreement of the Company, effective as of June 24, 2025 (the “Company LLC Agreement”);

WHEREAS, the Company LLC Agreement was amended and restated by the Amended and Restated Limited Liability Company Agreement, dated as of July 21, 2025 (the “A&R LLC Agreement”);

WHEREAS, on July 21, 2025, (i) the Company, (ii) Dynamix Corporation, a Cayman Islands exempted company (“SPAC”), (iii) The Ether Machine, Inc., a Delaware corporation (“Pubco”), (iv) ETH SPAC Merger Sub Ltd., a Cayman Islands exempted company (“SPAC Merger Sub”), (v) Ethos Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC (“SPAC Subsidiary A”), (vi) Ethos Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC Subsidiary A (“SPAC Subsidiary B”), (vii) Ethos Sub 3, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC Subsidiary B (“Company Merger Sub”), and (viii) ETH Partners LLC, a Delaware limited liability company (the “Seller”), entered into that certain Business Combination Agreement (as amended, modified, supplemented or waived from time to time, the “BCA”), pursuant to which, among other things, (a) Company Merger Sub will merge with and into the Company, with the Company surviving as an indirect subsidiary of Pubco, and certain Class A Members (as defined below) will receive a number of Company Exchange Units (as defined below) in exchange for the Class A Units (as defined below) held by such members, as set forth next to each such Member’s name in Exhibit A hereto, (b) all other Class A Members will exchange their Class A Units for Class A Common Stock (as defined below), such that no Class A Unit will remain outstanding, and (c) all Class B Members (as defined below) will exchange their Class B Units (as defined below) for Class B Common Stock, par value $0.01 per share, of Pubco (“Class B Common Stock”), such that no Class B Unit will remain outstanding;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, from and after the Closing (as defined in the BCA), the Company and Pubco intend, among other things, to take such action as may be required to maintain at all times a one-to-one ratio between the number of Common Units owned by the Pubco Holdings Group (as defined below) and the number of outstanding shares of Class A Common Stock, including with respect to any Class A Common Stock issuable upon exercise of Pubco Warrants or as Earnout Shares;

WHEREAS, the outstanding interests in the Company as of the Closing shall consist of the Common Units and the Company Warrants; and

WHEREAS, in connection with the Closing, the Managing Member (as defined in the A&R LLC Agreement) wishes to amend and restate the A&R LLC Agreement to reflect the issuance of Common Units and Company Warrants on the date hereof and certain related matters, all on the terms set forth herein and effective as of the Amendment and Restatement Date.

NOW, THEREFORE, pursuant to and in accordance with Section 12.04 of the A&R LLC Agreement, the A&R LLC Agreement is hereby amended as follows:

Article I.
Definitions

Section 1.1 Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“A&R LLC Agreement” has the meaning assigned to that term in the Recitals.

“Act” has the meaning assigned to that term in the Recitals.

“Additional Membership Interests” has the meaning assigned to that term in Section 5.1(b).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year (or other applicable period) after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or the respective penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith.

“Affiliate” means, with respect to any specified Person, (a) each entity that such Person Controls; (b) each Person that Controls such Person, including, in the case of a Member, such Member’s Parent, if any; and (c) each entity that is under common Control with such Person, including, in the case of a Member, each entity that is Controlled by such Member’s Parent, if any; provided that, with respect to any Member, an Affiliate shall include (y) a limited partnership or a Person Controlled by a limited partnership if the entity serving as general partner of such limited partnership is Controlled by such Member’s Parent, if any, or (z) a limited liability company or a Person Controlled by a limited liability company if the entity serving as the managing member or manager of the limited liability company is Controlled by such Member’s Parent, if any.

“Agreement” has the meaning assigned to that term in the preamble.

“Amended and Restated Registration Rights Agreement” has the meaning assigned to that term in the BCA.

“Amendment and Restatement Date” has the meaning assigned to that term in the preamble.

“Applicable Sale” has the meaning assigned to that term in Section 9.5(a).

“Applicable Sale Notice” has the meaning assigned to that term in Section 9.5(c).

“Arbitration Proceeding” has the meaning assigned to that term in Section 5.5(a)(iv)(D).

“Arbitrator” has the meaning assigned to that term in Section 5.5(a)(iv)(D).

“Audit Liability” has the meaning assigned to that term in Section 10.3(d).

“Bankruptcy” or “Bankrupt” means, with respect to any Person, that such Person (a) makes a general assignment for the benefit of creditors; (b) becomes subject to any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Debtor Relief Laws; (c) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, winding up, or similar relief under any Debtor Relief Laws; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in clauses (a) through (c); (e) dissolves, is reorganized, or has its affairs wound up pursuant to applicable Laws, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings; or (f) seeks, consents to, or acquiesces in the appointment of, or taking possession by, a trustee, receiver, or liquidator or other custodian of such Person or of all or any substantial part of such Person’s properties. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Section 18-101(1) and Section 18-304 of the Act.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time.

“BCA” has the meaning assigned to that term in the Recitals.

“Blocker Dispute” has the meaning assigned that term in Section 5.5(a)(iv)(D).

“Blocker Dispute Parties” has the meaning assigned that term in Section 5.5(a)(iv)(D).

“Blocker Exchange” has the meaning assigned to that term in Section 5.5(a)(iv).

“Blocker Exchange Date” means, with respect to any Blocker Exchange, the first (1st) Trading Day following the later of (i) twelve (12) Business Days after the Exchange Notice Date or (ii) the resolution of all Blocker Disputes.

“Blocker Merger” has the meaning assigned to that term in Section 5.5(a)(iv).

“Blocker Shareholders” means, collectively, the Person(s) who directly hold the outstanding Equity Interests in an Eligible Blocker.

“Blocker Tax Liability” means, with respect to an Eligible Blocker that has delivered an Exchange Notice, the total amount of tax (including any interest and penalties) that would be due and payable by such Eligible Blocker for all tax periods or portions thereof ending on or prior to the Blocker Exchange Date, calculated based on reasonable projections of taxable income from the Company and assuming the Eligible Blocker’s tax year ends on the Blocker Exchange Date (regardless of whether such taxes would then be due and payable).

“Board” means the board of directors of Pubco, as constituted at any given time.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the States of New York and Delaware are authorized or required by applicable Law to be closed.

“Capital Account” means the account maintained by the Company for each Member in accordance with Section 5.4.

“Capital Contribution” means, with respect to any Member, the aggregate amount of the cash and the fair market value of any other property contributed, or deemed to be contributed, to the Company by such Member from time to time.

“Capitalized Lease” means any lease that is classified, in accordance with GAAP, as a Capital Lease as defined by GAAP.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount required by GAAP to be recorded as a liability on a balance sheet in respect of a Capitalized Lease.

“Carrying Value” means, with respect to each asset of the Company, such asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a) the initial Carrying Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b) the Carrying Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided in this LLC Agreement, as of the following times: (i) the acquisition of a Unit (or additional Units) by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company; (ii) the grant of a Unit (other than a de minimis interest in the Company) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(d)); (iii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members; (iv) the liquidation of the Company (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1)); (v) the acquisition of a Unit by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (vi) any other event to the extent determined by the Manager to be permitted and necessary or appropriate to properly reflect Carrying Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(g); provided, however, that adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c) the Carrying Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d) the Carrying Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) in the definition of “Profits” or “Losses” below; provided, however, that the Carrying Value of a Company asset shall not be adjusted pursuant to this clause to the extent the Manager determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e) if the Carrying Value of a Company asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition of Carrying Value, such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article VI.

“Cash Election” has the meaning assigned to that term in Section 5.5(a)(v).

“Cash Election Notice” has the meaning assigned to that term in Section 5.5(a)(v).

“Cash Exchange Payment” means, with respect to a particular Exchange Notice for which the Company has elected to make a Cash Exchange Payment in accordance with Section 5.5(a)(v), an amount of cash equal to the product of (x) the number of shares of Class A Common Stock that would have been received by the Exchange Member in an Exchange for that portion of the Company Exchange Units set forth in the Exchange Notice if Pubco had paid the Stock Exchange Payment with respect to such Units, and (y) the Class A Common Stock Closing Price as of the Exchange Notice Date.

“Claim” means any and all judgments, claims, actions, causes of action, demands, lawsuits, proceedings, governmental investigations, audits, arbitrations, inquiries, notices of violation, citations, summons, or subpoenas by or before, or otherwise involving, any Governmental Authority of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at Law or in equity, and any losses, assessments, fines, taxes, penalties, administrative orders, obligations, costs, expenses, liabilities, and damages (whether actual, consequential, or punitive), including interest, penalties, reasonable attorney’s fees, disbursements, and costs of investigations, deficiencies, levies, duties, imposts, remediation and cleanup costs, and natural resources damages.

“Class A Common Stock” means, as applicable, (a) the Class A Common Stock, par value $0.01 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class A Common Stock or into which the Class A Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class A Common Stock Closing Price” means, with respect to any date of determination, (a) the closing price of a share of Class A Common Stock on such date or, if such date is not a Trading Day, on the most recent Trading Day, as reported on bloomberg.com, or (b) in the event shares of Class A Common Stock are not then publicly traded, the fair market value of a share of Class A Common Stock that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller, as determined by the Manager in good faith.

“Class A Member” has the meaning assigned to that term in the A&R LLC Agreement.

“Class A Units” has the meaning assigned to that term in the A&R LLC Agreement.

“Class B Common Stock” has the meaning assigned to that term in the Recitals.

“Class B Member” has the meaning assigned to that term in the A&R LLC Agreement.

“Class B Units” has the meaning assigned to that term in the A&R LLC Agreement.

“Closing” has the meaning assigned to that term in the BCA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission, including any Governmental Authority succeeding to the functions thereof.

“Common Units” means the Units of the Company constituting limited liability company interests under the Act designated as Common Units herein, with the rights, powers and duties and other terms set forth in this Agreement applicable to such class of Units.

“Company” has the meaning assigned to that term in the preamble.

“Company Exchange Unit” means any Common Unit held by a Member that is not Pubco or another member of the Pubco Holdings Group.

“Company Exchange Unit Member” means a Person admitted to the Company as a Member holding Company Exchange Units from time to time, in its capacity as such and not in its capacity as a holder of any other class or group of Membership Interest.

“Company Exchange Unit Member Approval” means the prior written approval of Company Exchange Unit Members holding a majority of the outstanding Company Exchange Units.

“Company Liabilities” has the meaning assigned to that term in Section 12.2(b)(ii).

“Company LLC Agreement” has the meaning assigned to that term in the Recitals.

“Company Merger” has the meaning assigned to that term in Section 3.1.

“Company Merger Sub” has the meaning assigned to that term in the Recitals.

“Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Warrants” means warrants issued by the Company and exercisable for Units.

“Comparable Confidentiality Obligation” means, with respect to a Person, that such Person either (a) has agreed in a writing addressed to the Company or an Affiliate of the Company (which shall be enforceable by the Company or such Affiliate against such Person) obligating such Person to keep such Confidential Information confidential on terms no less favorable to the Company than Section 4.8 and not to use or disclose any such Confidential Information, except to the extent permitted by Section 4.8 or (b) solely in the case of attorneys and accountants, is subject to a professional duty of confidentiality in respect of such Confidential Information and has been informed that such Confidential Information is confidential and subject to the restrictions set forth herein (which restrictions shall be binding upon any such attorney or accountant).

“Confidential Information” means information and data (including all copies thereof), whether oral, written, or electronic, that constitutes proprietary or confidential information about the Company, the Members, or their respective Affiliates, including (a) the terms of this Agreement, (b) financial statements, Tax reports, valuations, analyses of potential or actual investments, reports or other materials, and (c) any other documents and information concerning any of their respective businesses and affairs. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information that:

(a) is in the public domain at the time of its disclosure or thereafter, other than as a result of a disclosure directly or indirectly by either the Company or its Affiliates in contravention of this Agreement or a Member or its Affiliates in contravention of this Agreement;

(b) is made available to a Member or its Affiliate from a source that, to such Member’s or its Affiliate’s knowledge, is not prohibited from disclosing such information to such Member or its Affiliates by a legal, contractual, or fiduciary obligation;

(c) as to any Member or its Affiliates, was in the possession of such Member or its Affiliates prior to the execution of this Agreement and not subject to a separate confidentiality restriction or other legal, contractual, or fiduciary obligation; provided that, for the avoidance of doubt, all information disclosed to any Member or its Affiliates (or any of their respective agents) prior to the Amendment and Restatement Date that constitutes “Confidential Information” as defined in, and pursuant to the terms of, any confidentiality agreement between the Company and any Member or its Affiliates shall, from and after the Amendment and Restatement Date, constitute Confidential Information for all purposes of this Agreement, and this Agreement shall be deemed to replace such confidentiality agreement in its entirety from and after the date hereof; or

(d) has been independently acquired or developed by or on behalf of a Member or its Affiliates without violating any of the obligations of such Member or its Affiliates under this Agreement.

“Contract” means any legally binding contract, lease, license, note, mortgage, indenture, or other legally binding agreement, whether oral or written, but excluding permits, certificates of authority, authorizations, approvals, registrations, franchises, and similar consents granted by a Governmental Authority.

“Control,” “Controls,” or “Controlled” means the possession, directly or indirectly, through one (1) or more intermediaries, of the following:

(a) (i) in the case of a corporation, fifty percent (50%) or more of the outstanding equity securities thereof entitled to vote generally, including in the election of directors; (ii) in the case of a limited liability company, general partnership or joint venture, the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a statutory trust, fifty percent (50%) or more of the beneficial interest therein; (iv) in the case of a limited partnership (A) the right to fifty percent (50%) or more of the distributions therefrom (including liquidating distributions), (B) where the general partner of such limited partnership is a corporation, ownership of fifty percent (50%) or more of the outstanding equity securities of such corporate general partner entitled to vote generally, including in the election of directors, (C) where the general partner of such limited partnership is a partnership, limited liability company or other entity (other than a corporation or limited partnership), the right to fifty percent (50%) or more of the distributions (including liquidating distributions) from such general partner entity, and (D) where the general partner of such limited partnership is a limited partnership, Control of the general partner of such general partner in the manner described under subclause (B) or (C) of this clause (iv), in each case, notwithstanding that such Person with respect to which Control is being determined does not possess, directly or indirectly through one or more Subsidiaries, the right to receive at least fifty percent (50%) of the distributions from such limited partnership; or (v) in the case of any other entity, fifty percent (50%) or more of the economic or beneficial interest therein; or

(b) in the case of any entity, the power or authority, through ownership of voting securities, by Contract, or otherwise, to exercise predominant control over the management of such entity.

“Covered Person” has the meaning assigned to that term in Section 8.9.

“Debt Securities” means, with respect to Pubco, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of Pubco.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of any applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Delaware Certificate” has the meaning assigned to that term in the Recitals.

“Delaware Courts” has the meaning assigned to that term in Section 11.3.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Manager.

“Dispose,” “Disposing,” or “Disposition” means, with respect to any asset (including a Membership Interest or any portion thereof (including any Company Exchange Unit) or any derivative or similar arrangement whereby a portion or all of the economic interests in, or risk of loss or opportunity for gain with respect to, such Membership Interest is transferred or shifted to another Person), any direct or indirect sale, assignment, lease, transfer, conveyance, gift, exchange, or other disposition (“Transfer”) of such asset, whether such Transfer be voluntary, involuntary, or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a Transfer of such asset upon the death of its owner, whether by will, intestate succession, or otherwise; (b) in the case of an asset owned by an entity, (i) any Transfer of Equity Interests of such entity or merger, division, or consolidation of such entity (other than (A) a merger in which such entity is the survivor thereof or (B) a merger of such entity with a wholly-owned Subsidiary, in each case of clauses (A) and (B), if, after giving effect to such merger, all of the Equity Interests of the survivor of such merger are owned by the same Persons and in the same quantities as the Equity Interests of such entity were owned immediately prior to such merger) or (ii) any distribution of such asset, including in connection with the dissolution, liquidation, winding-up, or termination of such entity; and (c) any Transfer in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance itself.

“Dispute” has the meaning assigned to that term in Section 11.1.

“Disputing Party” has the meaning assigned to that term in Section 11.1.

“Dissolution Event” has the meaning assigned to that term in Section 12.1(a).

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 7.1(a), the amount of cash reasonably determined by the Manager to be available for any such distribution.

“Drag-Along Right” has the meaning assigned to that term in Section 9.5(a).

“Earnout Shares” has the meaning assigned to that term in the BCA.

“Eligible Blocker” means any entity (i) that is an Affiliate of a Specified Fund Investor, (ii) that is either classified as a domestic corporation within the meaning of Section 7701(a) of the Code or is a Permitted Foreign Corporation, (iii) a majority of the Equity Interests in which (by value) has, at all times since the Amendment and Restatement Date, been owned, directly or indirectly, by tax-exempt organizations or individuals who are or were Non-U.S. Persons, (iv) whose assets have, since its date of formation, consisted exclusively of (A) Equity Interests in the Company, cash or Ether or (B) Equity Interests in entities classified as partnerships or disregarded entities for U.S. federal income tax purposes whose assets have consisted exclusively of direct or indirect Equity Interests in the Company, cash or Ether, (v) that has no liabilities other than Tax liabilities not yet due and owing, and (vi) that at no time has transferred or disposed of, directly or indirectly, any property in a transaction that would reasonably be expected to result in the recognition of gain for U.S. federal income tax purposes.

“Encumbrance” means the creation of a security interest, lien, pledge, mortgage, or other encumbrance, whether such encumbrance be voluntary, involuntary, or by operation of Law.

“Equity Interests” means capital stock, partnership interests (whether general or limited), limited liability company interests, trust interests or beneficial interests, and any other equity interest or participation therein that confers on a Person the right to receive from the issuing entity (or any series of an issuing entity) a share or allocation of the profits and losses of, or distribution of assets of, such issuing entity.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or preferred interests or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Exchange” means (a) the exchange of Company Exchange Units by an Exchange Member for either (i) a Stock Exchange Payment or (ii) a Cash Exchange Payment or (b) the direct purchase by Pubco or an Affiliate of Pubco of Company Exchange Units held by an Exchange Member in accordance with a Pubco Call Right, in each case in accordance with Section 5.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” has the meaning assigned to that term in Section 5.5.

“Exchange Date” means, with respect to an Exchange, the [second (2nd)] Trading Day after the Exchange Notice is given, or such later date as may be specified in the Exchange Notice in accordance with Section 5.5(a)(iii); provided that, to the extent an Exchange is made in connection with an Exchange Member’s proper exercise of its rights to participate in a Piggyback Registration pursuant to the Amended and Restated Registration Rights Agreement, the Exchange Date shall be the date on which the offering with respect to such Piggyback Registration is completed.

“Exchange Member” means a Member of that has validly exercised its Exchange Right in accordance with Section 5.5.

“Exchange Notice” means a written election of Exchange duly executed by an Exchange Member.

“Exchange Notice Date” means with respect to any Exchange Notice in connection with an Exchange, the date such Exchange Notice is given to the Company in accordance with Section 5.5(a)(ii).

“Exchange Right” has the meaning assigned to that term in Section 5.5(a)(i).

“Exchanged Units” means, with respect to any Exchange, the Company Exchange Units being exchanged pursuant to a relevant Exchange Notice.

“Fair Market Value” means the fair market value of any property as determined in good faith by the Manager after taking into account such factors as the Manager shall reasonably deem appropriate.

“Family Member” means, as to a Person that is an individual, (i) such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters and (ii) inter vivos or testamentary trusts or other estate-planning vehicles, in each case of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

“Fiscal Year” means the Company’s fiscal year, which is the twelve (12)-month period ending December 31 of each calendar year unless and until changed by the Manager, provided that any such changed Fiscal Year is consistent with a taxable year allowable under Section 706(b)(1) of the Code.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied; provided that, for any financial statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of such financial statements.

“Governmental Authority” means a federal, state, local or foreign governmental or quasi-governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village, or other municipality; a district, ward, or other subdivision of any of the foregoing; any executive, legislative, or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council, or other administrative body of any of the foregoing; any court or other judicial body, or any arbitration body or tribunal; and any officer, official, or other representative of any of the foregoing.

“Indebtedness” means any amount payable by a Person as debtor, borrower, issuer, guarantor, or otherwise pursuant to (a) an agreement or instrument involving or evidencing borrowed money, or the advance of credit, including the face amount of any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person or, without duplication, its Subsidiaries and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance of financing (in each case, only to the extent (i) undrawn and not cash-collateralized or (ii) drawn and not reimbursed within two (2) Business Days of the date drawn), (b) indebtedness of a third party described in clause (a), (c), or (d) of this definition that is (i) guaranteed by such Person or, without duplication, its Subsidiaries or (ii) secured by any Encumbrance on assets owned or acquired by such Person or, without duplication, its Subsidiaries, whether or not the indebtedness secured thereby has been assumed by such Person or, without duplication, its Subsidiaries; provided that, in the case of any Indebtedness described in this clause (ii), the amount of such Indebtedness shall be deemed to be the lesser of the outstanding principal amount of such Indebtedness or the fair market of the assets of such Person or, without duplication, its Subsidiaries securing such Indebtedness, (c) Capitalized Lease Obligations, (d) purchase-money indebtedness classified as indebtedness in accordance with GAAP, or (e) obligations evidenced by bonds, debentures, notes or other instruments of debt securities, or by warrants or other rights to acquire any debt instruments or debt securities.

“Intended BCA Tax Treatment” has the meaning assigned to that term in Section 3.1.

“IRS” has the meaning assigned to that term in Section 10.3(b).

“JAMS” means the alternative dispute resolution service formerly known as Judicial Arbitration and Mediation Services, Inc.

“Joinder” has the meaning assigned to that term in Section 9.4(a).

“Law” means any federal, state, local, or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule, or regulation.

“Liability” means any debt, liability or obligation, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

“Liquidator” has the meaning assigned to that term in Section 12.2(a).

“Manager” means Pubco, in its capacity as the sole Manager of the Company.

“Member” has the meaning assigned to that term in the Preamble.

“Member/Manager Affiliated Parties” has the meaning assigned to that term in Section 8.8(a).

“Member/Manager-Associated Parties” has the meaning assigned to that term in Section 8.5(b)(i).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership Interest” means, with respect to any Member, (a) such Member’s status as a Member; (b) that Member’s right, as a holder of Common Units, to a portion of the income, gain, loss, deduction, and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including such Member’s rights to vote, consent, and approve matters, as set forth in this Agreement; and (d) all obligations, duties, and liabilities imposed on such Member (under the Act, this Agreement, or otherwise) in its capacity as a Member.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section).

“New Member” means a Person admitted as a Member after the Amendment and Restatement Date pursuant to the terms and conditions set forth herein.

“Non-U.S. Person” means any person who is not a U.S. Person.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Sections 1.704-2(b) and 1.704-2(c).

“Nonrecourse Liability” has the meaning assigned to that term in Treasury Regulations Section 1.704-2(b)(3).

“Organizational Documents” means, as applicable, an entity’s agreement of limited partnership, certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws, or other similar organizational documents.

“Parent” means, with respect to any Member, a Person that Controls such Member.

“Partner” has the meaning assigned to that term in Section 10.3(a).

“Partnership Audit Rules” means Subchapter C of Chapter 63 of the Code (sections 6221 et seq.), together with any Treasury Regulations and guidance issued thereunder or successor provisions and any similar provision of state, local or foreign tax laws, including any regulations, guidance or provisions issued or enacted after the date hereof.

“Partnership Representative” has the meaning assigned to that term in Section 10.3(a).

“Permitted Foreign Corporation” means any entity that is classified as a foreign corporation within the meaning of Section 7701(a) of the Code, provided that such entity is organized under the laws of a Permitted Foreign Jurisdiction.

“Permitted Foreign Jurisdiction” means those countries set out in Exhibit C of this Agreement.

“Permitted Transferee” means: (a) any transferee of a Member’s Membership Interests in connection with a Blocker Exchange that (i) is an Affiliate of such Member and (ii) is, or upon such Transfer will be, an Eligible Blocker; (b) any transferee that is an Affiliate of the transferring Member, provided that (i) such Affiliate is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3) and (ii) the associated Transfer is of all interests in the Company held by the transferring Member; and (c) with the consent of the Manager (not to be unreasonably withheld, conditioned or delayed), any transferee that is an Affiliate of the transferring Member.

“Person” has the meaning assigned to that term in Section 18-101 of the Act and also includes, with respect to any natural person, the heirs, beneficiaries, and personal representatives of such natural person, where the context so provides.

“Piggyback Registration” has the meaning assigned to it in the Amended and Restated Registration Rights Agreement.

“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) any income or gain of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) in the event the Carrying Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Carrying Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Carrying Value of the Company asset) or an item of loss (if the adjustment decreases the Carrying Value of the Company asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Carrying Value of the asset disposed of notwithstanding that the adjusted tax basis of such asset differs from its Carrying Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such period;

(f) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 6.2 shall not be taken into account in computing Profits or Losses for any Fiscal Year, but such items available to be specially allocated pursuant to Section 6.2 will be determined by applying rules analogous to those set forth in clauses (a) through (f) above.

“Pubco” has the meaning assigned to that term in the Recitals.

“Pubco Call Notice” has the meaning assigned to that term in Section 5.5(i).

“Pubco Call Right” means Pubco’s or an Affiliate of Pubco’s election, in accordance with Section 5.5(i), to directly purchase Exchanged Units described in an Exchange Notice given by an Exchange Member.

“Pubco Common Stock” means all classes of common stock of Pubco, including the Class A Common Stock.

“Pubco Holdings Group” means Pubco and each other Subsidiary of Pubco (other than the Company and its Subsidiaries).

“Pubco Offer” has the meaning assigned to that term in Section 5.5(g).

“Pubco Warrants” has the meaning given to that term in the BCA.

“Push-Out Election” has the meaning assigned to that term in Section 10.3(c).

“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of Pubco Common Stock, a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 5.5(e), (b) any merger, consolidation or other combination involving Pubco or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of Pubco to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of Pubco Common Stock shall be entitled to receive cash, securities or other property for their shares of Pubco Common Stock.

“Regulatory Allocations” has the meaning assigned to that term in Section 6.2(g).

“Representative” means, with respect to any Person, and excluding the use of the term in the definition of “Partnership Representative,” any of such Person’s financial advisors, consultants, accountants, attorneys, engineers, or other representatives.

“Restricted Decisions” has the meaning assigned to that term in Section 8.6.

“Retraction Notice” has the meaning assigned to that term in Section 5.5(a)(v).

“Schedule of Members” has the meaning assigned to that term in Section 4.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning assigned to that term in the Recitals.

“Share Settlement” has the meaning assigned to that term in Section 5.5(a)(i).

“SPAC” has the meaning assigned to that term in the Recitals.

“SPAC Merger Sub” has the meaning assigned to that term in the Recitals.

“SPAC Subsidiary A” has the meaning assigned to that term in the Recitals.

“SPAC Subsidiary B” has the meaning assigned to that term in the Recitals.

“Specified Fund Investor” means only those Members identified on Exhibit C of this Agreement.

“Stock Exchange Payment” means, with respect to any Exchange for which a Stock Exchange Payment is elected by the Manager, a number of shares of Class A Common Stock equal to the number of Company Exchange Units so exchanged.

“Subsidiary” means, as of any date, as to any Person, (a) any corporation, limited liability company, or other entity that is Controlled by such Person or (b) any corporation, limited liability company, or other entity in which such Person owns, directly or indirectly, an Equity Interest entitled to receive fifty percent (50%) or more of the distributions therefrom (including liquidating distributions).

“Tax” means any federal, state, local or foreign income, gross receipts, ad valorem, sales and use, employment, social security, disability, occupation, property, severance, value added, transfer, capital stock, excise or other taxes imposed by or on behalf of any Governmental Authority, including any interest, penalty or addition thereto.

“Term” has the meaning assigned to that term in Section 2.6.

“Trading Day” means a day on which the Nasdaq Stock Market or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, or substitute, temporary, or final Treasury Regulations.

“Units” means the Common Units (including the Company Exchange Units), any other Equity Interests of the Company, and any rights to payments as a holder of any of the foregoing, but excluding any rights under any court-authorized charging order.

“U.S. Person” has the same meaning as the term “United States Person” in Section 7701(a)(30) of the Code.

Section 1.2 Interpretive Provisions. Unless the context requires otherwise: (a) the gender of each word used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; (e) references to money refer to legal currency of the United States of America; (f) the definitions given for terms in this Article I and elsewhere in this Agreement shall apply to both the singular and plural forms of the terms defined; (g) the conjunction “or” shall be understood in its inclusive sense (and/or); (h) the word “including” means “including, without limitation”; and (i) the words “hereby,” “herein,” “hereunder,” “hereof,” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific section, paragraph, or clause in which such word appears.

Article II.
Organization

Section 2.1 Formation. The Company was formed as a Delaware limited liability company, effective as of June 24, 2025. The Company shall continue its existence as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.

Section 2.2 Name. The name of the Company is The Ether Reserve LLC, and all Company business shall be conducted in that name or such other names that comply with Law as the Manager may select.

Section 2.3 Registered Office: Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Delaware Certificate or such other Person or Persons as the Manager may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Manager may designate, which need not be in the State of Delaware, and the Company shall maintain records there or at such other place as the Manager shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Manager may designate.

Section 2.4 Purpose; Powers. In furtherance of its purpose, but subject to all of the provisions of this Agreement, the Company shall have and may exercise all the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Act. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Members pursuant to this Agreement.

Section 2.5 No State Law Partnership. The Members intend that the Company shall be a limited liability company and, except as provided herein with respect to U.S. federal (and applicable state and local) income Tax treatment, the Company shall not be a partnership (including a limited partnership) or joint venture, and no Member shall be a partner or joint venturer of any other Member, for any purposes, and this Agreement may not be construed to suggest otherwise.

Section 2.6 Term. The period of existence of the Company (the “Term”) commenced on June 24, 2025, and shall end at such time as the Company is dissolved and wound up in accordance with this Agreement and the Act and a certificate of cancellation is filed with the Secretary of State of the State of Delaware and has become effective in accordance with Section 12.5.

Article III.
Closing Transactions

Section 3.1 BCA Transactions. Pursuant to the terms of the BCA, as of the Company Merger Effective Time (as defined in the BCA), Company Merger Sub will merge with and into the Company, with the Company surviving as an indirect subsidiary of Pubco (the “Company Merger”), and with (i) certain Class A Members receiving a number of Common Units in exchange for the Class A Units held by such members, (ii) all other Class A Members exchanging their Class A Units for Class A Common Stock, such that no Class A Unit will remain outstanding, and (iii) all Class B Members exchanging their Class B Units for Class B Common Stock, such that no Class B Unit will remain outstanding. For U.S. federal income tax purposes, the receipt of Class A Common Stock or Class B Common Stock in exchange for Class A Units or Class B Units, respectively, in the Company Merger is intended to be treated as a taxable disposition of partnership interests, and the receipt of Common Units in exchange for Class A Units in the Company Merger is intended to be treated as a partnership recapitalization in accordance with Rev. Rul. 84-52 and Section 721(a) of the Code (the “Intended BCA Tax Treatment”), and the Company and each of its Members shall report and cause to be reported for U.S. federal income tax purposes all tax-related items in a manner consistent with such Intended BCA Tax Treatment, unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

Article IV.
MEMBERS

Section 4.1 Schedule of Members. The name and address of each Member and the number and class of Membership Interests held by each Member are set forth on the schedule of Members attached hereto as Exhibit A (the “Schedule of Members”). The Manager shall cause the Schedule of Members set forth on Exhibit A to be amended, and the books and records of the Company to be updated, to reflect the admission of any New Member, the withdrawal or substitution of any Member, the Company’s issuance of Additional Membership Interests, any Disposition of Membership Interests, additional Capital Contributions made by any Member, or the receipt by the Company of notice of any change of address of a Member, in each case, in accordance with, and only after compliance with, the terms and conditions of this Agreement. No such amendment or revision to the Schedule of Members shall be deemed an amendment to this Agreement or require the consent of any Member. Any reference in this Agreement to the Schedule of Members shall be deemed to be a reference to the Schedule of Members as amended and in effect from time to time.

Section 4.2 Representations and Warranties of the Members. Each Member who acquires Units after the Amendment and Restatement Date severally (and not jointly) hereby represents and warrants to the Company and each other Member that the following statements are and shall be true and correct from and after the date of such Member’s admission as a Member of the Company and as of each subsequent date that such Member acquires any additional Units (other than, in the case of acquisition of additional Units, Section 4.2(c) to the extent any conflict under Section 4.2(c) is related to the occurrence of a change of control of the Company resulting from such acquisition):

(a) such Member is duly incorporated, organized, or formed (as applicable), validly existing, and in good standing under the Law of the jurisdiction of its incorporation, organization, or formation; if required by applicable Law, such Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization, or formation; and such Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by and consents of the board of directors, stockholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by such Member have been duly taken or obtained;

(b) such Member has duly executed and delivered this Agreement and each of the other documents that this Agreement requires or contemplates that such Member will execute, and they each constitute the valid and binding obligation of such Member, enforceable against such Member in accordance with their respective terms (except as may be limited by Bankruptcy, insolvency, or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

(c) such Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default, or violation of, or result in a default or the creation of an Encumbrance, or give rise to any right of termination, cancellation, or acceleration of any of the terms, conditions or provisions of (A) the Organizational Documents of such Member, (B) any material Contract to which such Member is a party or by which it or its assets are bound, or (C) any Law, order, judgment, decree, writ, injunction or arbitral award to which such Member is subject; or (ii) require any consent, approval, or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied;

(d) such Member has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained, and received all such information about the Company and the Units as it has requested;

(e) in determining whether to acquire such Units and enter into this Agreement, such Member has relied solely on its own knowledge and understanding of the Company and its business based upon its own due diligence investigation and the information furnished pursuant to the foregoing clause (d) and it has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or prospects;

(f) such Member (i) is acquiring and holding its Units solely for investment purposes, for its own account and not for the account or benefit of any other Person and not with a view towards the distribution or dissemination thereof, did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act, and (ii) acknowledges and understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the offering of any Units;

(g) such Member (i) understands the Units are being acquired in a transaction not involving a public offering within the meaning of the Securities Act and the Units will comprise “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act which shall not be sold, pledged, hypothecated or otherwise Disposed of except in accordance with the terms of this Agreement and applicable Law and (ii) agrees that, if in the future it decides to offer, resell, pledge or otherwise Transfer any portion of its Units, such Units may be offered, resold, pledged or otherwise Disposed of only pursuant to an effective registration statement under the Securities Act or an applicable exemption from registration and/or qualification under the Securities Act and applicable state securities Laws, and as a condition precedent to any such Disposition, it may be required to deliver to the Company an opinion of counsel satisfactory to the Company, and agrees, absent registration or an exemption with respect to its Units, not to resell any such Units; and

(h) such Member (i) has adequate means of providing for its current needs and possible contingencies, is able to bear the economic risks of its investment for an indefinite period of time and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur, (ii) is sophisticated in financial matters and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (iii) (x) is, or is controlled by, an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act, and acknowledges the issuance of Units under this Agreement is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal and state Law, or (y) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), and (iv) is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)).

Section 4.3 Voting Rights of Members. Other than with respect to the Manager, in its capacity as such, and except to the extent expressly provided in Section 8.1, Section 8.6, Section 12.1(a)(i), and Section 13.4 and on Schedule 8.6, the Members, acting in their capacity as Members, shall not have any right or power to take part in the operation, management or control of the Company or its business and affairs, transact any business in the Company’s name or to act for or bind the Company in any way and shall not have any voting rights. Notwithstanding the foregoing sentence, the Members have all the rights and powers set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. Any Member, its Affiliates and its and their employees, managers, owners, agents, directors and officers may also be an employee or be retained as an agent of the Company.

Section 4.4 No Management Rights. Except to the extent otherwise expressly provided in this Agreement, no Member, in its capacity as such, other than the Manager will have any right, power, or authority to take part in the management or control of the business of, or transact any business for, the Company, to act or sign for or on behalf of the Company, or to bind the Company in any manner whatsoever. No Member other than the Manager will hold out or represent to any third party that any such Member has any such power or right or that any such Member is anything other than a member in the Company.

Section 4.5 Limitation on Liability of Members.

(a) To the fullest extent permitted under the Act, no Covered Person will have any personal liability whatsoever solely by reason of being a Covered Person, whether to the Company, its creditors, or any other Person, for the debts, obligations, expenses, or liabilities of the Company, whether arising in contract, tort, or otherwise, which will be solely the debts, obligations, expenses, or liabilities of the Company. All Persons dealing with the Company shall have recourse solely to the assets of the Company for the payment of debts, obligations, expenses, or liabilities of the Company. No Member shall take, or cause to be taken, any action that would result in any other Member’s having any personal liability for the obligations of the Company. In no event shall any Member or the Manager or any of the Members’, the Manager’s, the Company’s, or any of their respective Subsidiaries’ officers, directors, members, managers, stockholders, partners, principals, Affiliates, Representatives, or employees be liable under this Agreement to the Company or any other Member (or their respective Affiliates, officers, directors, members, managers, stockholders, partners, principals, Representatives, or employees) for any (i) punitive damages or (ii) consequential damages, including any loss of future revenue or income, loss of business reputation or business opportunity, damages based on any type of multiple, or any damages that are not reasonably foreseeable.

(b) Except as otherwise expressly provided herein, no Member will be required to make any additional Capital Contribution. To the fullest extent permitted by Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

Section 4.6 Withdrawal of Members. Except as otherwise provided in this Agreement, no Member shall be entitled to (a) voluntarily resign or otherwise withdraw from the Company; (b) withdraw any part of such Member’s Capital Contributions from the Company; (c) demand the return of such Member’s Capital Contributions; or (d) receive any distribution of property other than cash, in each case, without the prior written consent of the Manager, in its sole and absolute discretion.

Section 4.7 Access to Information. Except as otherwise set forth herein, each Member shall be entitled to obtain from the Company, to the extent permitted by Law, any information that such Member may reasonably request concerning the Company, subject to Section 18-305(c) of the Act and any limitations on such information rights under applicable Law; provided, however, that this Section 4.7 shall not obligate the Company or the Manager to create any information or reports that do not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable advance notice, and at reasonable times during usual business hours, to inspect the properties of the Company and the books of account and other records and reports of the Company, subject to Section 18-305(c) of the Act and any other limitations on information rights under applicable Law. Notwithstanding the foregoing, or any other provision of this Agreement, no Member shall have the right to inspect, obtain copies of, or otherwise have access to any document, report, or other information that (a) is subject to any contractual or legal obligation of confidentiality which, notwithstanding such Member or its designated officer, employee, or Representative being subject to Section 4.8 or any Comparable Confidentiality Obligation (as applicable), prohibits such Member (or its designated officer, employee or Representative, as the case may be) from obtaining access to such document, report, or other information, (b) is protected by the attorney-client or other applicable privilege, or (c) the Manager has determined in good faith is competitively sensitive or the disclosure of which would damage the Company. A Member’s rights under this Section 4.7 may be exercised through any officer or employee of such Member designated in writing by it or by any Representative so designated, if such officer, employee, or Representative is subject to a Comparable Confidentiality Obligation (it being understood that such Member shall be responsible to the Company for any breach of such Comparable Confidentiality Obligation). The Member making the request shall bear all reasonable and documented out-of-pocket costs and expenses incurred by the Company in connection with such Member’s exercise of its rights under this Section 4.7. The Members agree to reasonably cooperate, and to cause their respective Representatives to reasonably cooperate, in connection with any such request. All Confidential Information obtained by or on behalf of any Member, or to which any Member has been provided access, pursuant to this Section 4.7 shall be subject to the provisions of Section 4.8.

Section 4.8 Confidential Information.

(a) Except as permitted by Section 4.8(b), (i) each Member shall keep confidential all Confidential Information and shall not disclose any Confidential Information to any Person, including any of its Affiliates; and (ii) each Member shall use the Confidential Information only for purposes reasonably related to such Member’s Membership Interest in the Company or in connection with such Member’s status as a Member of the Company (including, for the avoidance of doubt, with respect to exercising its rights pursuant to this Agreement (including Section 8.6)).

(b) Notwithstanding Section 4.8(a), but subject to the other provisions of this Section 4.8, and subject to any restrictions or limitations on disclosure imposed by applicable Law or by contractual obligations of confidentiality, a Member may make the following disclosures and uses of Confidential Information:

(i) disclosures to another Member in connection with the conduct of the business and affairs of the Company;

(ii) disclosures and uses that are approved by the Manager;

(iii) disclosures to Governmental Authorities;

(iv) disclosures to an Affiliate of such Member, including the directors, officers, managers, members, partners, and employees of such Affiliate, to the extent permitted by applicable Law, if such Affiliate or other Person is subject to this Section 4.8 or a Comparable Confidentiality Obligation (it being understood that such Member shall be responsible to the Company for any breach of this Section 4.8 or such Comparable Confidentiality Obligation);

(v) disclosures to a Person that is not a Member or an Affiliate of a Member, if (A) such Person (1) has been retained by the Company to provide services to or for the Company or (2) has been retained by a Member (or Affiliate of a Member) to provide such Member (or Affiliate) services relating to the Company or such Member’s Membership Interest in the Company and (B) such Person has entered into a Comparable Confidentiality Obligation;

(vi) disclosures required, with respect to a Member or an Affiliate of a Member, pursuant to (A) the Securities Act and the rules and regulations promulgated thereunder, (B) the Exchange Act and the rules and regulations promulgated thereunder, (C) any state securities Laws, (D) the rules and regulations of a National Securities Exchange, or (E) pursuant to an audit or examination by a Governmental Authority, or any regulator or self-regulatory organization; and

(vii) disclosures that a Member is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction, or similar process, or otherwise by Law; provided that, prior to any such disclosure, such Member shall, to the extent legally permissible:

(A) provide the Company and the Manager with prompt notice of such requirements so that the Company or one or more of the Members may seek, at its sole cost and expense, a protective order or other appropriate remedy or waive compliance with the terms of this Section 4.8(b)(vii);

(B) consult with the Company and the Manager on the advisability of taking steps to resist or narrow such disclosure; and

(C) cooperate with the Company, the Manager, and the other Members in any attempt one or more of them may make, at its or their sole cost and expense, to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information; and in the event such protective order or other remedy is not obtained, or the other Members waive compliance with the provisions hereof, such Member agrees (1) to furnish only that portion of the Confidential Information that, on the advice of such Member’s internal or external counsel, such Member is legally required to disclose, and (2) to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

(c) Notwithstanding any other provision of this Agreement, including this Section 4.8, no Member (or Representative of any Member) shall be entitled to disclose any Confidential Information that (A) is subject to any contractual or legal obligation of confidentiality, (B) is protected by the attorney-client or other applicable privilege, or (C) the Manager has determined in good faith is competitively sensitive or the disclosure of which would damage the Company or any of their respective businesses.

(d) Each Member shall take such precautionary measures as are necessary or appropriate to ensure (and such Member shall be responsible for) compliance with this Section 4.8 by any of its Affiliates, and its and their directors, officers, managers, members, partners, employees, advisors, and agents, and any other Persons to which it may disclose Confidential Information in accordance with this Section 4.8.

(e) Promptly after a Member no longer holds any of its Membership Interest, such Person shall, at the Company’s option, either destroy (and provide a written confirmation (email being sufficient) of destruction to the Company with respect to) or return to the Company all Confidential Information in its possession. Notwithstanding the immediately preceding sentence, but subject to the other provisions of this Section 4.8, such Person may retain for a stated period, but not disclose to any other Person, Confidential Information for the limited purposes of (i) preparing such Member’s Tax Returns and defending audits, investigations, and proceedings relating thereto or (ii) complying with applicable Law or bona fide internal document retention policies; provided that such Person must keep such retained Confidential Information confidential in accordance with this Section 4.8 for so long as such information is retained. All Confidential Information retained pursuant to this Section 4.8 shall not be accessed by the withdrawn Member during such period of retention other than as permitted under this Section 4.8.

(f) The Members agree that no adequate remedy at Law exists for a breach or threatened breach of any of the provisions of this Section 4.8, the continuation of which unremedied will cause the Company and the other Members to suffer irreparable harm. Accordingly, the Members agree that the Company and the other Members shall be entitled, in addition to other remedies that may be available to them, to immediate injunctive relief from any breach or threatened breach of any of the provisions of this Section 4.8 and to specific performance of their rights hereunder, as well as to any other remedies available at Law or in equity, pursuant to Section 11.3.

(g) The obligations of the Members under this Section 4.8 (including the obligations of any withdrawn member) shall terminate on the second (2nd) anniversary of the end of the Term.

Article V.
MEMBERSHIP INTERESTS; CAPITAL CONTRIBUTIONS; LOANS

Section 5.1 Classes of Membership Interests; Authorized Units; General Provisions with Respect to Units.

(a) Classes of Membership Interests. Subject to the provisions of this Agreement, the Equity Securities of the Company shall consist of Common Units, Company Warrants and such other Equity Securities as the Manager shall from time to time determine in accordance with the terms of this Article V. From and after the Amendment and Restatement Date, the Membership Interests represented by Common Units shall have the respective rights, powers, and preferences (including with respect to allocations and distributions), and the respective duties, obligations and restrictions, as are set forth in this Agreement. Except as otherwise provided in this Agreement, each outstanding Common Unit shall be identical. The Company Warrants shall be exercisable for Common Units in a manner corresponding to the Class A Common Stock issuable by Pubco upon exercise of Pubco Warrants and shall be subject, mutatis mutandis, to the terms of any warrant agreement applicable to such Pubco Warrants. The Manager’s interest in its capacity as such shall be a non-economic interest in the Company, which does not entitle the Manager, solely in its capacity as such, to any Common Units or distributions.

(b) Additional Membership Interests. Subject to the terms of this Agreement, additional Membership Interests of any class or series (“Additional Membership Interests”) may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as New Members or substitute Members, on such terms and conditions as the Manager may determine at the time of admission; provided that Additional Membership Interests shall not be issued to other Persons if such issuance would cause the Company to have one hundred (100) or more partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)). The terms of (i) admission of any New Member in connection with an issuance of Additional Membership Interests must specify the number of Additional Membership Interests to be issued to such New Member and the amount of the initial Capital Contribution to be made to the Company by such New Member in respect of such Additional Membership Interests or (ii) issuance of any Additional Membership Interests to any existing Members must specify the number of Additional Membership Interests to be issued to such existing Member and the amount of Capital Contribution to be made to the Company by such existing Member in respect of such Additional Membership Interests, and, in each case, may provide for the creation of different classes or groups of Members having different rights, powers, and duties. Any admission of a New Member in connection with an issuance of Additional Membership Interests is effective only after the Company shall have received (or is deemed to have received) such New Member’s Capital Contribution, such New Member has executed and delivered to the Manager an instrument containing the notice address of the New Member and such New Member’s ratification of and joinder to this Agreement and agreement to be bound by the terms and conditions set forth herein, and such New Member’s confirmation that the representations, warranties, and covenants in this Agreement, including those set forth in Section 4.2 and Section 10.4, are true and correct with respect to such New Member. At any time the Company issues Additional Membership Interests, the Manager shall update the Schedule of Members attached hereto as Exhibit A upon such issuance to reflect, (i) in the case of a New Member, such New Member’s name, address, and the number and class of Additional Membership Interests issued to such New Member, and (ii) in the case of an existing Member, the number and class of Additional Membership Interests issued to such Member. The provisions of this Section 5.1(b) shall not be construed to replace, modify, or limit the restrictions set forth in Section 9.1.

(c) New Pubco Issuances.

(i) Subject to Section 5.5 and Section 5.1(c)(ii), if, at any time after the Amendment and Restatement Date, Pubco issues shares of its Class A Common Stock (including any Earnout Shares) or any other Equity Security of Pubco, (x) Pubco shall cause SPAC Subsidiary B or another member of the Pubco Holdings Group to concurrently contribute to the Company the net proceeds or other property received by Pubco, if any, for such share of Class A Common Stock or other Equity Security and (y) the Company shall concurrently issue to SPAC Subsidiary B or such other member(s) of the Pubco Holdings Group that have made such contributions, in accordance with the respective contributions made by each such member pursuant to clause (x), in respect of each such share of Class A Common Stock or other Equity Security issued, an equal number of Common Units (if Pubco issues shares of Class A Common Stock), or an equal number of such other Equity Security of the Company corresponding to the Equity Securities issued by Pubco (if Pubco issues Equity Securities other than Class A Common Stock), and with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco so issued.

(ii) Notwithstanding anything to the contrary contained in Section 5.1(c)(i) or Section 5.1(c)(iii), this Section 5.1(c) shall not apply to (x) the issuance and distribution to holders of shares of Pubco Common Stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholder rights plan (and upon exchange of Common Units for Class A Common Stock, such Class A Common Stock will be issued together with a corresponding right under such plan) or (y) the issuance under Pubco’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to acquire Equity Securities of Pubco or rights or property that may be converted into or settled in Equity Securities of Pubco, but shall in each of the foregoing cases apply to the issuance of Equity Securities of Pubco in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards or the vesting of restricted stock (including as set forth in clause (iii) below, as applicable).

(iii) In the event any outstanding Pubco Warrant or other Equity Security of Pubco is exercised or otherwise converted and, as a result, any shares of Class A Common Stock or other Equity Securities of Pubco are issued (including as a result of the exercise of Pubco Warrants), (x) the corresponding Company Warrant or other Equity Security outstanding at the Company, if any, shall be similarly exercised or otherwise converted, if applicable, and (y) an equivalent number of Common Units or equivalent Equity Securities of the Company shall be issued to the applicable members of the Pubco Holdings Group as required by the first sentence of Section 5.1(c)(i) and (z) the Pubco Holdings Group shall concurrently contribute to the Company the net proceeds received by Pubco from any such exercise or conversion.

(d) Pubco Debt Issuance. If at any time any member of the Pubco Holdings Group issues Debt Securities (other than to another member of the Pubco Holdings Group), such member of the Pubco Holdings Group shall transfer to the Company the net proceeds received by such member of the Pubco Holdings Group in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities.

(e) New Company Issuances. Except pursuant to Section 5.5, (x) the Company may not issue any additional Common Units to any member of the Pubco Holdings Group unless (i) substantially simultaneously therewith a member of the Pubco Holdings Group issues or transfers an equal number of newly-issued shares of Class A Common Stock to another Person or Persons (other than another member of the Pubco Holdings Group), and (ii) such issuance is in accordance with Section 5.1(c), and (y) the Company may not issue any other Equity Securities of the Company to any member of the Pubco Holdings Group unless (i) substantially simultaneously therewith a member of the Pubco Holdings Group issues or transfers, to another Person (other than another member of the Pubco Holdings Group), an equal number of newly-issued shares of Equity Securities of such member of the Pubco Holdings Group with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company, and (ii) such issuance is in accordance with Section 5.1(c).

(f) Repurchases and Redemptions.

(i) No member of the Pubco Holdings Group may redeem, repurchase or otherwise acquire (other than from another member of the Pubco Holdings Group) (A) any shares of Class A Common Stock pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from a member of the Pubco Holdings Group an equal number of Common Units for the same price per security, if any, or (B) any other Equity Securities of the Pubco Holdings Group pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from a member of the Pubco Holdings Group an equal number of the corresponding class or series of Equity Securities of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of such member of the Pubco Holdings Group for the same price per security, if any.

(ii) The Company may not redeem, repurchase or otherwise acquire (x) any Common Units from any member of the Pubco Holdings Group unless substantially simultaneously a member of the Pubco Holdings Group redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (y) any other Equity Securities of the Company from the Pubco Holdings Group unless substantially simultaneously a member of the Pubco Holdings Group redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) for the same price per security an equal number of Equity Securities of a member of the Pubco Holdings Group of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of such Member of the Pubco Holdings Group.

(g) Notwithstanding the foregoing clauses (i) and (ii), to the extent that any consideration payable by the Pubco Holdings Group in connection with the redemption, repurchase or acquisition of any shares of Class A Common Stock or other Equity Securities of Pubco or any other member of the Pubco Holdings Group consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including in connection with the cashless exercise of an option or warrant (or other convertible right or security)) other than under Pubco’s employee benefit plans for which there is no corresponding Common Units or other Equity Securities of the Company, then the redemption, repurchase or acquisition of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

(h) Equity Subdivisions and Combinations.

(i) The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock or other related class or series of Equity Security of Pubco, with corresponding changes made with respect to any other exchangeable or convertible Equity Securities of the Company and Pubco.

(ii) Except in accordance with Section 5.5(a)(iv), Pubco shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Pubco Common Stock or any other class or series of Equity Security of Pubco, unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or other related class or series of Equity Security of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Company and Pubco.

Section 5.2 Capital Contributions.

(a) Except as otherwise may be required by Law, no Member shall be required to make any Capital Contribution to the Company (or otherwise pursuant to this Agreement). No Member shall have the right to make any Capital Contribution without the written approval of the Manager.

(b) In the event that the Members make any Capital Contributions, then (i) all such Capital Contributions shall be made in cash or Ether, unless otherwise approved by the Manager; and (ii) all amounts received by the Company pursuant to this Section 5.2 shall be credited to the Capital Accounts of the respective Members making such Capital Contributions as of the date such Capital Contributions are received by the Company.

Section 5.3 Return of Contributions. Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member. No Member shall be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

Section 5.4 Capital Accounts.

(a) The Company shall establish and maintain a Capital Account for each Member. Each Member’s Capital Account shall be increased by (i) the amount of money contributed (or deemed to be contributed) by that Member to the Company, (ii) the Fair Market Value of property contributed (or deemed to be contributed) by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to that Member of Profits (or items thereof) and decreased by (i) the amount of money distributed (or deemed to be distributed) by the Company to that Member, (ii) the Fair Market Value of property distributed (or deemed to be distributed) by the Company to that Member (net of liabilities that such Member is considered to assume or take subject to), and (iii) allocations to that Member of Losses (or items thereof).

(b) The Company is authorized to make such adjustments to the Members’ Capital Accounts as are necessary to comply with Section 704(b) of the Code and the Treasury Regulations thereunder.

(c) Upon the Transfer of any Units in the Company in accordance with the provisions of this Agreement, the transferee of such Units shall succeed to the Capital Account of such transferor of such Units to the extent it relates to the transferred Units.

Section 5.5 Exchange of Units.

(a) Exchange Procedures.

(i) Upon the terms and subject to the conditions set forth in this Section 5.5, an Exchange Member shall be entitled to Exchange with the Company, at any time and from time to time, any or all of such Exchange Member’s Company Exchange Units for an equivalent number of shares of Class A Common Stock (“Share Settlement”) or, at the Company’s election validly made in accordance with Section 5.5(a)(v), cash equal to the Cash Exchange Payment calculated with respect to such Exchange (the “Exchange Right”).

(ii) In order to exercise the Exchange Right with respect to Company Exchange Units, an Exchange Member shall provide an Exchange Notice to the Company and Pubco (or their respective designee(s) in such a manner as they may from time to time designate and communicate to the Exchange Members) stating the number of Company Exchange Units such Exchange Member elects to have the Company Exchange for shares of Class A Common Stock. On any Exchange Date for which an Exchange Member delivers an Exchange Notice in respect of Company Exchange Units, as of such Exchange Date, such Company Exchange Units shall be exchangeable for an equal number of shares of Class A Common Stock.

(iii) An Exchange Notice may specify that the Exchange is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of the shares of Class A Common Stock for which the Company Exchange Units are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the shares of Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property; provided that this sentence shall not apply to any Exchange for which the Company has made a valid Cash Election.

(iv) Blocker Exchange and Merger.

(A) Notwithstanding anything in this Section 5.5 to the contrary, an Eligible Blocker may elect to exercise the Exchange Right available to such Eligible Blocker whereby its Blocker Shareholders would receive a number of shares of Class A Common Stock equal to the number of Company Exchange Units held by such Eligible Blocker in exchange for a Transfer to Pubco of 100% of the outstanding Equity Interests of such Eligible Blocker (a “Blocker Exchange”).

(B) If an Eligible Blocker elects to effect a Blocker Exchange, the Eligible Blocker’s Exchange Notice shall (i) indicate that such Eligible Blocker has elected to effect a Blocker Exchange, (ii) identify the number of Company Exchange Units held by such Eligible Blocker, (iii) to the extent such Eligible Blocker has received any Company Exchange Units pursuant to a Transfer after the Amendment and Restatement Date, such as in dissolution of an Affiliate in connection with such Blocker Exchange, include the agreement or agreements pursuant to which such Company Exchange Units were Transferred to the Eligible Blocker, (iv) include all Tax Returns, if any, filed by the Eligible Blocker, (v) to the extent the Eligible Blocker has made any tax payments, include the amount of such payments and evidence that such payments have been remitted to the appropriate Governmental Authorities, (vi) to the extent such Eligible Blocker is a Permitted Foreign Corporation, include confirmation that such Permitted Foreign Corporation is not subject to tax by reason of its place of incorporation or domicile, and (vii) include a duly executed certificate from a representative of the Eligible Blocker confirming that the Eligible Blocker qualifies as an Eligible Blocker (as defined) as of the date such Exchange Notice is delivered and that such representative is aware of no fact or circumstances that would prevent the Eligible Blocker from continuing to qualify as an Eligible Blocker through the Blocker Exchange Date.

(C) Promptly following receipt of a properly completed Exchange Notice whereby an Eligible Blocker elects a Blocker Exchange:

(1) the Eligible Blocker shall provide the Manager with any information, documentation or evidence reasonably requested by the Manager to confirm such Member’s qualification as an Eligible Blocker or to determine any tax liability of such Eligible Blocker; and

(2) the Company shall provide the Eligible Blocker with (i) an estimate of the taxable income (determined under U.S. federal income tax principles) expected to be allocable to such Eligible Blocker for the taxable year that includes the Exchange Notice by reason of its direct or indirect ownership of Company Exchange Units, assuming the taxable year of the Eligible Blocker ends on the Blocker Exchange Date, and (ii) an estimate of the Blocker Tax Liability, in each case, no later than the sixth (6th) Business Day following its receipt of the Blocker Exchange Notice. The Eligible Blocker shall notify the Company in writing of any dispute with respect to the Blocker Tax Liability no later than the fourth (4th) Business Day after its receipt of such estimates. The Company shall also provide the Eligible Blocker with a draft of a definitive agreement, on customary terms, to effect the Blocker Exchange (an “Exchange Agreement”).

(D) In the event of any disagreement (a “Blocker Dispute”) between the Company and an Eligible Blocker (the “Blocker Dispute Parties”) as to such Eligible Blocker’s qualifications as such, the estimate of taxable income provided to such Eligible Blocker pursuant to Section 5.5(a)(iv)(C)(2) of this Agreement, or the estimated amount of the Blocker Tax Liability with respect to such Eligible Blocker, the disputing party shall promptly notify the other Blocker Dispute Party of such dispute and the Blocker Dispute Parties shall thereafter negotiate in good faith to resolve such Blocker Dispute. If good faith negotiations do not result in a resolution of the Blocker Dispute within five (5) days of such notice, the Blocker Dispute Parties shall select an independent third-party arbitrator (the “Arbitrator”) to resolve the Blocker Dispute (the “Arbitration Proceeding”). If the Blocker Dispute Parties are unable to agree upon an Arbitrator within five (5) days following the end of the negotiation period described in the immediately preceding sentence, then the matter shall be promptly submitted to JAMS and shall be resolved by an Arbitrator who is a tax professional with experience in the area of digital assets (or if any such Arbitrator with these specific credentials is not available, any other Arbitrator with similar experience that is mutually agreeable by the Blocker Dispute Parties). All determinations made by the Arbitrator pursuant to this Section 5.5(a)(iv)(D) shall be final, conclusive and binding on the Blocker Dispute Parties. The fees and expenses of the Arbitrator shall be borne equally by the Company and the Blocker Shareholders.

(E) On the Blocker Exchange Date and pursuant to the applicable Exchange Agreement, (i) the Blocker Shareholders shall transfer or cause to be transferred to the Eligible Blocker an amount of cash (denominated in USD) sufficient to satisfy the Blocker Tax Liability with respect to such Eligible Blocker, (ii) the Blocker Shareholders shall transfer or cause to be transferred to Pubco all outstanding Equity Interests of the Eligible Blocker, and (iii) Pubco shall issue to the Blocker Shareholders or the applicable Blocker Shareholders’ written order the number of shares of Class A Common Stock that would otherwise have been issuable to the Eligible Blocker in an Exchange of all Company Exchange Units then owned by the Eligible Blocker in accordance with this Section 5.5.

(F) As promptly as reasonably practicable after any Blocker Exchange and to the extent permitted by applicable law, Pubco shall effect a merger of such Eligible Blocker with and into Pubco (a “Blocker Merger”), and shall promptly provide the Blocker Shareholders with evidence that such Blocker Merger has been completed.

(v) Upon receipt of an Exchange Notice that does not contemplate a Blocker Exchange, the Company shall be entitled to elect (a “Cash Election”) to settle the Exchange by delivery to the applicable Exchange Member, in lieu of the applicable number of shares of Class A Common Stock that would be received in such Exchange, an amount of cash equal to the Cash Exchange Payment for such Exchange. In order to make a Cash Election with respect to an Exchange, the Company must provide written notice (the “Cash Election Notice”) of such election to the applicable Exchange Member prior to 9:00 a.m., New York time, on the Exchange Date, which notice shall be provided by the Company to the applicable Exchange Member to the e-mail address designated by such Exchange Member in the Exchange Notice. If the Company fails to provide a Cash Election Notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Exchange. The applicable Exchange Member may retract its Exchange Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to Pubco) at any time prior to 12:00 p.m., New York time, on the Exchange Date in such a manner as the Company may from time to time designate and communicate to the applicable Exchange Member (including through any third party equity program administrator). The timely delivery of a Retraction Notice shall terminate the applicable Exchange Member’s, the Company’s and Pubco’s rights and obligation under this Section 5.5 arising from the retracted Exchange Notice. For the avoidance of doubt, the Company may determine to decline to make a Cash Election and proceed with the Exchange at any time on the Exchange Date.

(vi) Notwithstanding anything to the contrary in this Agreement, to the extent that the Manager determines in good faith that additional restrictions on Exchanges are necessary or advisable so that the Company is not treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code, the Manager may impose such additional restrictions on Exchanges as the Manager has determined in good faith to be so necessary or advisable.

(b) Share Exchange. If the Company has not made a valid Cash Election and the Exchange Member does not validly elect a Blocker Exchange, then as promptly as practicable after the receipt of the Exchange Notice, Pubco shall issue and contribute to the Company (directly or through other members of the Pubco Holdings Group), and the Company shall deliver to the applicable Exchange Member or the applicable Exchange Member’s written order, the number of shares of Class A Common Stock issuable upon the Exchange (in book-entry or certificated form, as determined by Pubco, and with such legends as may be required in accordance with Pubco’s organizational documents and applicable Law), and the Company shall deliver such surrendered Company Exchange Units to Pubco or another member of the Pubco Holdings Group in exchange for no additional consideration.

(c) In the event of a Share Settlement in connection with an Exchange, an Exchange Member shall be entitled, upon written notice to the Company, to retract and revoke its Exchange Notice or delay the consummation of the Exchange if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Exchange Member at or immediately following the consummation of the Exchange shall have ceased to be effective pursuant to any action or inaction by the Commission or no such resale registration statement has yet become effective; (ii) Pubco shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect such Exchange; (iii) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Exchange Member to have its Class A Common Stock registered at or immediately following the consummation of the Exchange; (iv) Pubco shall have disclosed to such Exchange Member any material non-public information concerning Pubco, the receipt of which results in such Exchange Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Exchange without disclosure of such information (and Pubco does not permit such disclosure); (v) any stop order shall have been issued by the Commission with respect to the registration statement pursuant to which the resale of the Class A Common Stock to be received by such Exchange Member was to be registered at or immediately following the Exchange; (vi) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Authority that restrains or prohibits the Exchange; or (vii) the Exchange Date would occur three Business Days or less prior to, or during, any “black-out” or similar period under Pubco’s policies covering trading in the Pubco’s securities to which the applicable Exchange Member is subject, which period restricts the ability of such Exchange Member to immediately resell shares of Class A Common Stock to be delivered to such Exchange Member in connection with a Share Settlement; provided that in no event shall the Exchange Member seeking to revoke its Exchange Notice or delay the consummation of such Exchange and relying on any of the matters contemplated in the immediately preceding clauses (i) through (vii) above have controlled or intentionally materially influenced any facts, circumstances or Persons in connection therewith (except, if applicable, in the good faith performance of his or her duties as an officer or director of Pubco) in order to provide such Exchange Member with a basis for such delay or revocation. If an Exchange Member delays the consummation of an Exchange pursuant to this Section 5.5(c), the Exchange Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or on such earlier day as Pubco, the Company and such Exchange Member may agree in writing).

(d) Cash Exchange. If the Company has made a valid Cash Election, then as promptly as practicable after the receipt of the Exchange Notice (but in no event more than two (2) Business Days after receipt of the Exchange Notice), at Pubco’s option, (i) Pubco or another member of the Pubco Holdings Group shall contribute to the Company or (ii) the Company shall make available from Distributable Cash, the cash consideration the applicable Exchange Member is entitled to receive in the Exchange, and the Company shall deliver to the applicable Exchange Member, as directed by the applicable Exchange Member, by wire transfer of immediately available funds, the Cash Exchange Payment payable upon the Exchange, and the Company shall deliver such surrendered Company Exchange Units to Pubco or another member of the Pubco Holdings Group for no additional consideration, which Company Exchange Units shall be immediately cancelled and removed from the Company’s books. Each Exchange shall be deemed to have been effected on the Exchange Date. If the Company has not made a valid Cash Election, the Person or Persons in whose name the shares of Class A Common Stock shall be issuable upon such Exchange or Blocker Exchange as aforesaid shall be deemed to have become, on the Exchange Date, the holder or holders of record of the shares represented thereby.

(e) Splits, Distributions and Reclassifications. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, this Section 5.5 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Section 5.5(e) is intended to preserve the intended economic effect of Section 4.1 and this Section 5.5 and to put each Member in the same economic position, to the extent possible, with respect to Exchanges and Blocker Exchanges as if such reclassification, reorganization, recapitalization or other similar transaction had not occurred and shall be interpreted in a manner consistent with such intent.

(f) Pubco Covenants. Pubco shall at all times keep available, solely for the purpose of issuance upon an Exchange or Blocker Exchange, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the Exchange of all outstanding Company Exchange Units, provided that nothing contained in this Agreement shall be construed to preclude Pubco from satisfying its obligations with respect to an Exchange by delivery of a Cash Exchange Payment or shares of Class A Common Stock that are held in treasury of Pubco. Pubco covenants that all shares of Class A Common Stock that shall be issued upon an Exchange or Blocker Exchange shall, upon issuance thereof, be validly issued, fully paid and non-assessable, free and clear of all liens and encumbrances other than any liens and encumbrances occurring under applicable securities Laws. In addition, for so long as the shares of Class A Common Stock are listed on a stock exchange or automated or electronic quotation system, Pubco shall cause all shares of Class A Common Stock issued upon an Exchange or Blocker Exchange to be listed on such stock exchange or automated or electronic quotation system at the time of such issuance.

(g) In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Class A Common Stock (a “Pubco Offer”) is proposed by Pubco or is proposed to Pubco or its stockholders and approved by the Board or is otherwise effected or to be effected with the consent or approval of the Board, the Exchange Members shall be permitted to participate in such Pubco Offer by delivery of an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such Pubco Offer (and, for the avoidance of doubt, shall be contingent upon such Pubco Offer and not be effective if such Pubco Offer is not consummated)). In the case of a Pubco Offer proposed by Pubco, Pubco will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Exchange Members to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided that, without limiting the generality of this sentence, Pubco will use its reasonable efforts expeditiously and in good faith to ensure that such Exchange Members may participate in each such Pubco Offer without being required to exchange Company Exchange Units to the extent such participation is practicable. In no event shall the Exchange Members be entitled to receive in such Pubco Offer aggregate consideration for each Company Exchange Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Pubco Offer.

(h) Exchange Taxes. The issuance of shares of Class A Common Stock upon an Exchange or Blocker Exchange shall be made without charge to the applicable Exchange Member or Blocker Shareholders for any stamp or other similar tax in respect of such issuance; provided that if the Stock Exchange Payment or the Cash Exchange Payment is to be delivered in a name other than that of the holder of Exchanged Units or the Blocker Shareholders, as applicable, that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the Person in whose name such shares are to be delivered shall pay to Pubco the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or Blocker Exchange or shall establish to the reasonable satisfaction of Pubco that such tax has been paid or is not payable.

(i) Pubco Call Rights. Notwithstanding anything to the contrary contained in this Section 5.5, with respect to any Exchange Notice that does not contemplate a Blocker Exchange, the applicable Exchange Member shall be deemed to have offered to sell its Exchanged Units as described in any Exchange Notice directly to Pubco (rather than to the Company), and Pubco or an Affiliate of Pubco may, by delivery of a written notice to the applicable Exchange Member no later than 9:00 a.m., New York time, on the Exchange Date, in accordance with, and subject to the terms of, this Section 5.5(i) (such notice, a “Pubco Call Notice”), elect to purchase directly and acquire such Exchanged Units on such date by paying to the applicable Exchange Member (or such other Person specified in the Exchange Notice) the Stock Exchange Payment and/or the Cash Exchange Payment, whereupon Pubco or another member of the Pubco Holdings Group shall acquire the Common Units comprising the Exchanged Units on the Exchange Date and be treated for all purposes of this Agreement as the owner of such Common Units. Except as otherwise provided in this Section 5.5(i), an exercise of the Pubco Call Right shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated if Pubco had not given a Pubco Call Notice.

(j) Distribution Rights. No Exchange or Blocker Exchange shall impair the right of an Exchange Member to receive any distributions payable on any Units redeemed pursuant to such Exchange in respect of a record date that occurs prior to the Exchange Date for such Exchange. An Exchange Member, or Person designated by an Exchange Member to receive shares of Class A Common Stock, shall in no case be entitled to receive, with respect to such record date, both (1) distributions or dividends on any Units redeemed by the Company from the Exchange Member and (2) distributions or dividends on shares of Class A Common Stock received by an Exchange Member or other Person so designated, if applicable, in such Exchange or Blocker Exchange.

(k) Tax Matters. For U.S. federal and applicable state and local income tax purposes, each Exchange Member, the Company and Pubco agree to treat (a) each Exchange as a sale by the applicable Exchange Member of the applicable Exchange Member’s Units to Pubco in exchange for the payment by Pubco of the Stock Exchange Payment or the Cash Exchange Payment to such Exchange Member, and (b) each Blocker Exchange and Blocker Merger, taken together, as a tax-free reorganization under section 368(a)(1)(A) of the Code, in each case, except as required by a change in law or a determination within the meaning of Section 1313(a) of the Code.

Article VI.
Allocations Of Profits And Losses

Section 6.1 Profits and Losses. Except as otherwise provided in this Agreement, including Section 6.3, and after giving effect to the special allocations set forth in Section 6.2, for each Fiscal Year (or other applicable period) or as otherwise determined by the Manager, Profit or Loss of the Company (and, if necessary, individual items of Company income, gain, loss, credit and deduction) will be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to the excess of:

(a) the distributions that would be made to such Member pursuant to Section 12.2 if (1) the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, (2) all Company Liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Carrying Value of the assets securing such liability), and (3) the net assets of the Company were distributed, in accordance with Section 12.2, to the Members immediately after making such allocation; minus

(b) the sum of (1) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain plus (2) the amount, if any, that such Member is obligated (or deemed obligated) to contribute, in its capacity as a Member, to the capital of the Company, each as computed immediately prior to the hypothetical sale of assets described in Section 6.1(a); provided, however, that Profit or Loss of the Company attributable to the portion of the initial Fiscal Year preceding the Amendment and Restatement Date shall be allocated in accordance with the A&R LLC Agreement and Section 706 of the Code and the Treasury Regulations thereunder.

Section 6.2 Special Allocations. The following special allocations will be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member will be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the immediately preceding sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Treasury Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and will be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 6, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), will be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.2(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and will be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain will be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as promptly as possible; provided that an allocation pursuant to this Section 6.2(c) will be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.2(c) were not in this Agreement.

(d) Deficit Balance. If any Member has a deficit balance in its Capital Account at the end of any Fiscal Year or other taxable period that is in excess of the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 6.2(d) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in Section 6.1 and Section 6.2 have been made as if Section 6.2(c) and this Section 6.2(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members on a pro rata basis in accordance with the number of Units owned by each Member. The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 6.2(f) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(g) The allocations set forth in Sections 6.2(a) through 6.2(f) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. In general, the Members anticipate that this shall be accomplished by specially allocating other Profits and Loss among the Members so that the net amount of Regulatory Allocations and such special allocations to each such Member is zero. This Section 6.2(g) is intended to minimize to the extent possible and to the extent necessary any economic distortions that may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

Section 6.3 Allocations for Tax Purposes in General.

(a) Except as otherwise provided in this Section 6.3, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 6.1 and 6.2. Notwithstanding the foregoing, the Manager will have the power to make such allocations for United States federal, state, and local income tax purposes as may be necessary to maintain “substantial economic effect” or to ensure that such allocations are in accordance with each Member’s interest in the Company in each case within the meaning of Section 704(b) of the Code and the Treasury Regulations thereunder.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Carrying Values), items of income, gain, loss and deduction with respect to any Company property having a Carrying Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using the “traditional method” without curative allocations under Treasury Regulations Section 1.704-3(b).

(c) Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions and (ii) tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Manager taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii), 1.704-1(b)(3)(iv), and 1.704-1(b)(4)(viii).

(d) Allocations pursuant to this Section 6.3 are solely for purposes of U.S. federal, state and local income taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

(e) Any adjustment to the adjusted tax basis of Company property pursuant to Code Section 743(b) resulting from a transfer of Units shall be handled in accordance with Treasury Regulations Section 1.743-1(j).

(f) If during any Fiscal Year there is any change in any Member’s Units in the Company, the Manager shall allocate the Profits or Losses to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder; provided, however, that such allocations may instead be made in another manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder and that is selected by the Manager.

(g) Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Manager shall allocate such liabilities in such manner that complies with the Code and the Treasury Regulations thereunder and that the Manager reasonably determines, in a manner intended to minimize any gain of the Members to the greatest extent possible under Section 731 of the Code.

Article VII.
Distributions

Section 7.1 Distributions.

(a) Distributions.

(i) To the extent permitted by applicable Law, distributions to Members may be declared by the Manager out of Distributable Cash in such amounts, at such time and on such terms (including the payment dates of such distributions) as the Manager shall determine using such record date as the Manager may designate. All distributions made under this Section 7.1(a) shall be made to the Members holding Common Units as of the close of business on such record date on a pro rata basis (except that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 5.1(f) or payments made in accordance with Section 8.9 need not be on a pro rata basis, as long as such payments are otherwise made in accordance with the terms of this Agreement) in accordance with the number of Common Units held by each such Member as of the close of business on such record date; provided that the Manager shall have the obligation to make distributions as set forth in Section 12.2(b)(iii); provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of this Section 7.1(a), insolvent means the inability of the Company to meet its payment obligations when due.

(ii) Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 7.1(a), the Manager shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

(b) Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions made by and received the distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c) Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as reasonably determined by the Manager. In the event of any distribution of (i) property in kind or (ii) both cash and property in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such property so distributed in kind (based on the Fair Market Value of such property). To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 7.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 5.4.

Section 7.2 Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Units in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as provided in this Agreement.

Article VIII.
Management

Section 8.1 Management by Manager.

(a) The business and affairs of the Company shall be managed by the Manager, and Pubco is hereby appointed by the Members, and by the former managing member, as the Manager of the Company. It is the intent of the Members that the Manager of the Company be deemed to be the sole “manager” of the Company (as defined in Section 18-101(12) of the Act) for all purposes under the Act, subject to the provisions of Section 8.5. At no time shall the Company have any board of managers or board of directors.

(b) Except to the extent expressly provided in Section 8.1, Section 8.6, Section 12.1(a)(i), and Section 13.4, the Manager shall have full and exclusive power and authority on behalf of the Company to conduct, direct, and exercise control over all activities of the Company, to manage and administer the business and affairs of the Company, to make all determinations on behalf of the Company or otherwise under this Agreement, and to do or cause to be done any and all acts considered by the Manager to be necessary or appropriate to conduct the business of the Company, including the authority to bind the Company in making Contracts and incurring obligations in the Company’s name in the course of the Company’s business, without the need for approval by or any other consent from any other Member.

(c) Except to the extent that a Member is also the Manager or authority is delegated from the Manager to such Member in writing, no Member will have any authority to bind the Company or to transact any business for the Company. Except for those matters that, pursuant to the express provisions of this Agreement, require the consent or approval of Members, no Member (in its capacity as such) shall have the right to vote, approve, or consent to any matter whatsoever, including any other matter that otherwise requires approval of Members under the Act, and each Member (in its capacity as a Member) hereby waives any and all other voting, approval, and consent rights with respect to the Company, other than those rights expressly provided in this Agreement. The Manager may delegate to one or more Persons all or any part of its power, authority, and duties as Manager hereunder, including, pursuant to any management services agreement the Manager or the Company may enter into with any Affiliate of the Manager or the Company, except for such power and authority to consent to Restricted Decisions and any other matters expressly requiring a vote by or consent of the Members (other than the Manager) pursuant to this Agreement, which power and authority to consent or vote on such matters will be expressly retained by such Members.

(d) The Manager shall structure any Dispositions of Ether by (i) complying with Treasury Regulation section 1.1012-1 to specifically identify blocks of Ether to be sold and (ii) by (A) first, Disposing of blocks of Ether that do not constitute section 704(c) property as to any of the Members and have been held for Company for than one year as of the date of Disposition, and (B) then Disposing of any remaining blocks in a manner that minimizes the aggregate U.S. federal income tax liabilities of the Exchange Members, taking into account the short-term or long-term character of any gain recognized and allocations made under Section 704(c).

Section 8.2 Resignation or Termination of Manager. Pubco shall not, by any means, resign as, cease to be or be replaced as Manager except in compliance with this Section 8.2. No termination or replacement of Pubco as Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of Pubco, its successor by merger (if applicable) and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than Pubco (or its successor by merger, as applicable) as Manager shall be effective unless (a) the new Manager executes a joinder to this Agreement and agrees to be bound by the terms and conditions in this Agreement, and (b) Pubco (or its successor by merger, as applicable) and the new Manager (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against Pubco (or its successor by merger, as applicable) and the new Manager (as applicable), to cause (i) Pubco to comply with all of Pubco’s obligations under this Agreement (including its obligations under Section 5.5) other than those that must necessarily be taken solely in its capacity as Manager and (ii) the new Manager to comply with all of the Manager’s obligations under this Agreement.

Section 8.3 Manager Compensation. The Manager shall not be compensated for its services as Manager of the Company.

Section 8.4 Certain Fees and Expenses.

(a) The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company.

(b) The Company shall also, in the sole discretion of the Manager, bear and/or reimburse Pubco for (i) any costs, fees, expenses or other obligations incurred by Pubco in connection with the operation of the Company’s business (including expenses allocated to Pubco by its Affiliates) and (ii) any costs, fees, expenses or other obligations allocable to the Company or incurred by Pubco related to the business and affairs of Pubco that are conducted through the Company and/or any one or more of its subsidiaries, including, without limitation, (A) costs, fees, expenses and other obligations that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of Pubco, (B) operating, administrative and other similar costs, fees, expenses and obligations incurred by Pubco, (C) compensation and meeting costs, fees, expenses and other obligations of the Board and any committee thereof, (D) any salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of Pubco, to perform services for the Company, (E) costs, fees, expenses and other obligations, including damages, arising from litigation, (F) costs, fees or expenses of legal, tax, accounting and other professional advisors, (G) costs, fees, expenses and other obligations (including any underwriters discounts and commissions) related to any securities offering (whether or not successful) authorized by Pubco, (H) costs, fees, expenses and other obligations incurred in connection with the maintenance of Pubco, including those related to being a public company listed on a national securities exchange, and (I) franchise taxes (except to the extent such franchise taxes are based on or measured with respect to net income or profits); provided, however, that the Company shall not pay or bear any income tax obligations of Pubco. Reimbursements pursuant to this Section 8.4(b) shall be in addition to (but without duplication of) any indemnification or advancement of expenses made to any Covered Person pursuant to Section 8.9.

Section 8.5 Standard of Care.

(a) Except for those duties expressly set forth in this Agreement, to the fullest extent permitted by Section 18-1101(c) of the Act, neither the Manager nor any Member shall have any duties or liabilities, including fiduciary duties, to the Company or any other Member, and the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities, including fiduciary duties, of the Manager or any Member otherwise existing at law or in equity, are agreed by the Members to restrict or eliminate to such extent, such duties and liabilities of the Manager and the Members. Notwithstanding the foregoing, nothing herein shall eliminate or limit (i) the express contractual provisions set forth herein or (ii) the implied contractual covenant of good faith and fair dealing.

(b) Each Member acknowledges its express intent, and agrees with each other Member for the mutual benefit of all the Members, that, except as expressly set forth in this Agreement:

(i) to the fullest extent permitted by applicable Law, none of the Manager, any Member, any of the Manager’s or any Member’s or any of their Affiliates’ respective directors, officers, stockholders, managers, members, partners, Affiliates, employees, Representatives, or agents (collectively, “Member/Manager-Associated Parties”), shall have or owe any fiduciary duty to the Company, any other Member, or any other Person in connection with the Company, the business and affairs of the Company, any act, omission, or decision in connection therewith, or any consent or approval given or withheld, or any other action taken, in each case, pursuant to this Agreement; provided, however, that nothing herein shall eliminate the implied contractual covenant of good faith and fair dealing; and

(ii) the provisions of this Section 8.5 will apply for the benefit of each Member and the Manager, and, subject to Section 8.5(d) and the applicable standard set forth in Section 8.6 for granting or withholding any consent or approval with respect to the matters set forth in Section 8.6, no standard of care, duty, or other legal restriction or theory of liability shall limit or modify the right of any Member or the Manager to vote, or grant or withhold its consent or approval of any matter in the manner determined by such Member or the Manager in its sole and absolute discretion, with or without cause, subject to such conditions as it shall deem appropriate, and without taking into account the interests of, and without incurring liability to, the Company, any other Member, or any of their respective Member/Manager-Associated Parties.

(c) To the maximum extent permitted by applicable Law, the Manager and each Member hereby releases and forever discharges each of the other Members and the Manager and the Member/Manager-Associated Parties of the other Members and the Manager, from all liabilities that they might owe, under the Act or otherwise, to the Company, the releasing Person, or its Affiliates on the ground that any decision of such other Member or the Manager to grant or withhold any vote, consent, or approval constituted the breach or violation of any standard of care, any fiduciary duty, or any other legal restriction or theory of liability applicable to such other Person or its Member/Manager-Associated Parties; provided, however, that nothing herein shall eliminate any Member’s or the Manager’s liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.5 shall limit or waive any Claims against, actions, rights to sue, other remedies, or other recourse of the Company, any Member or the Manager, or any other Person may have against any Member or the Manager for a breach of contract Claim relating to such Member’s or the Manager’s breach of any binding agreement, including any breach of this Agreement.

(d) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, whenever the Manager makes a determination or takes or declines to take (or causes or permits the Company to take or decline to take) any other action, in its capacity as Manager, as opposed to in its individual capacity, then, unless another express standard is provided for in this Agreement, the Manager shall make such determination or take or decline to take (or cause or permit the Company to take or decline to take) such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement if the Manager, in making such determination or taking or declining to take (or causing or permitting the Company to take or decline to take) such other action, (i) reasonably believes that the determination or other action or inaction is in the best interests of the Company and (ii) does not take or decline to take (or cause or permit the Company to take or decline to take) such action with intent to benefit any other business now owned or hereafter acquired by the Manager or any of its Affiliates to the detriment of the Company.

(e) Without limiting the foregoing, the Manager shall carry out its obligations hereunder in accordance with all applicable Laws and requirements of this Agreement.

Section 8.6 Restricted Decisions. The Company shall not, and the Manager shall cause the Company not to, take any of the actions (including by the exercise or non-exercise of the Company’s direct or indirect approval rights in any other entity in which the Company directly or indirectly owns an interest) set forth on Schedule 8.6 (collectively, the “Restricted Decisions”) without having first obtained Company Exchange Unit Member Approval (which consent shall not be unreasonably withheld, conditioned, or delayed).

Section 8.7 Officers.

(a) The Manager may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Manager may delegate to any such Persons such authority to act on behalf of the Company as the Manager may from time to time deem appropriate.

(b) The Officers of the Company as of the Amendment and Restatement Date are set forth on Exhibit B attached hereto.

(c) Except as set forth in this Agreement, the Manager may appoint Officers at any time, and the Officers may include a chief executive officer, a president, one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a chief legal officer, a treasurer, one or more assistant treasurers, a chief operating officer, a chief business officer, an executive chairman, and any other officers that the Manager deems appropriate. Except as set forth in this Agreement, the Officers will serve at the pleasure of the Manager, subject to all rights, if any, of such Officer under any contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as reasonably determined from time to time by the Manager. Unless otherwise specified by the Manager, any officer holding the title at Pubco that he or she also holds at the Company will have the same authority and duties at the Company as he or she has at Pubco.

(d) Subject to this Agreement and to the rights, if any, of an Officer under a contract of employment, any Officer may be removed, either with or without cause, by the Manager. Any Officer may resign at any time by giving written notice to the Manager. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

(e) In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following Persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(i) one or more employees or other agents of the Company or its Subsidiaries whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(ii) any attorney, public accountant, or other Person as to matters which the Officer reasonably believes to be within such Person’s professional or expert competence.

Section 8.8 Business Opportunities.

(a) Each of the Members, the Manager, and each of their respective Affiliates (collectively, the “Member/Manager Affiliated Parties”) may engage in and possess interests in business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member/Manager Affiliated Party the right to participate therein. Subject to Section 8.6, the Company may transact business with any Member/Manager Affiliated Party, and no Member/Manager Affiliated Party shall be restricted in its right to conduct, individually or jointly with others, for its own account any business activities. No Member/Manager Affiliated Party shall have any duty or obligation, express or implied, fiduciary or otherwise, to account to, or to share the results or profits of such business activities with, the Company or any Affiliate of any other Member/Manager Affiliated Party by reason of such business activities. The provisions of this Section 8.8 constitute an agreement to modify or eliminate, as applicable, fiduciary duties pursuant to the provisions of Section 18-1101 of the Act.

(b) In furtherance of the foregoing, but subject to Section 8.6, each Member:

(i) renounces in advance each and every interest or expectancy it or any of its Member/Manager Affiliated Parties might be considered to have under the Act, at common law or in equity, by reason of its membership in the Company in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any other Member/Manager Affiliated Party now or in the future engages, that is presented to the Company, to any other Member/Manager Affiliated Party or to any present or future partner, member, director, officer, manager, supervisor, employee, agent, or Representative of the Company or of any other Member/Manager Affiliated Party; and

(ii) waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, that any other Member/Manager Affiliated Party might be considered to owe to the waiving Member, at common law or in equity, by reason of the waiving Member’s membership in the Company, to offer to the Company or the waiving Member or any of its Member/Manager Affiliated Parties any such business opportunity, or in any such opportunity to participate in any such business opportunity.

(c) The Company:

(i) renounces in advance each and every interest or expectancy it might be considered to have under the Act, at common law, or in any business opportunity, or in any opportunity to participate in any business opportunity, in any business or industry in which any Member/Manager Affiliated Party now or in the future engages, which is presented to such Member/Manager Affiliated Party or to any present or future partner, member, director, officer, manager, supervisor, employee, agent, or Representative of such Member or any of its Member/Manager Affiliated Parties; and

(ii) waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, that any Member/Manager Affiliated Party might be considered to owe to the Company, at common law or in equity, by reason of such Member’s membership in the Company, to offer to the Company any such business opportunity, or in any such opportunity to participate in any such business opportunity.

Section 8.9 Exculpation and Indemnification.

(a) To the fullest extent permitted by Law, each Member, the Manager, each present and former officer of the Company, and each present and former Affiliate of a Member or the Manager, and each of their respective present and former officers, directors, stockholders, partners, members, managers, employees, Affiliates, representatives, and agents, and their respective successors, heirs, and legal and personal representatives (each, a “Covered Person”) shall have no liability to the Company, any Member, or any other Person and is hereby exculpated from any liability arising out of or relating to the Company, its business, assets, properties, Subsidiaries, or liabilities or any act or omission performed or omitted by such Covered Person in relation thereto; provided, however, that the foregoing shall not eliminate any Covered Person from liability resulting from fraud, gross negligence, or the willful misconduct of such Covered Person, a breach of the express provisions of this Agreement, or a bad faith breach of the implied contractual covenant of good faith and fair dealing. Notwithstanding the foregoing, nothing in this Section 8.9 shall be deemed to impose fiduciary duties on any Member or the Manager or otherwise modify or limit the standard of care set forth in Section 8.5.

(b) To the fullest extent permitted by Law, the Company shall indemnify and hold harmless each Covered Person from and against any and all Claims in which such Covered Person may be involved, or threatened to be involved, as a party, a witness, or otherwise, arising out of or relating to the Company, its business, assets, properties, Subsidiaries, or liabilities or any act or omission performed or omitted by such Covered Person in relation thereto; provided, however, that no Covered Person shall be entitled to indemnification under this Section 8.9(b) with respect to any Claim to the extent (i) resulting from (A) fraud, gross negligence, or the willful misconduct of such Covered Person, (B) any breach of the express provisions of this Agreement, or (C) any bad faith breach of the implied contractual covenant of good faith and fair dealing or (ii) initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Manager in connection with Claims brought against such Covered Person by Persons that are not the Company (or any of its Subsidiaries) or Affiliates of the Company or any of its Subsidiaries. Expenses incurred by a Covered Person in defending any Claim shall be paid by or on behalf of the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 8.9(b).

(c) The Company acknowledges and agrees that the obligation of the Company under this Agreement to indemnify or advance expenses to any Covered Person for the matters covered hereby shall be the primary source of indemnification and advancement for such Covered Person in connection therewith, and any obligation on the part of any other indemnitor under any other agreement to indemnity or advance expenses to such Covered Person shall be secondary to the Company’s obligation and shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from the Company. Subject to the foregoing, the Company shall be subrogated to the rights of such Covered Person against, and shall be entitled to seek contribution from, any third party, including any insurance company, that is not an Affiliate of any Member (or any insurance policy covering such Member or its Affiliates) to recover the amount of such indemnification (or such portion thereof as to which the Company shall be entitled to contribution) after the Covered Person shall have been fully and completely indemnified (whether pursuant to this Agreement or otherwise) in respect of the Claim which gave rise to such indemnification. Any such Covered Person shall fully cooperate with the Company, at the Company’s expense, in its efforts to enforce against any such third party the rights to which it is so subrogated.

(d) The Company, as an indemnifying party from time to time, agrees that, to the fullest extent permitted by applicable Law, its obligation to indemnify Covered Persons under this Agreement shall apply to any amounts expended by any other indemnitor under any other agreement in respect of indemnification or advancement of expenses to any Covered Person in connection with any Claims to the extent such amounts extended by such other indemnitor are on account of any unpaid indemnity amounts hereunder.

(e) The right of any Covered Person to the indemnification provided herein is cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by Contract or as a matter of Law or equity, and extend to such Covered Person’s successors, assigns, and legal representatives.

(f) If this Section 8.9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction or properly constituted arbitration panel, then the Company shall nonetheless, to the fullest extent permitted by applicable Law, indemnify and hold harmless each Person entitled to be indemnified pursuant to this Section 8.9 as to liabilities to the full extent permitted by any applicable portion of this Section 8.9 that shall not have been invalidated.

Section 8.10 Reclassification Events of Pubco. If a Reclassification Event occurs, the Manager or its successor as a result of such Reclassification Event, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 13.4, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (a) the exchange rights of holders of Units set forth in Section 5.5 provide that each Company Exchange Unit is exchangeable for the same amount and same type of property, securities or cash (or combination thereof) that the share(s) of Class A Common Stock into which it is exchangeable become(s) exchangeable for or converted into as a result of the Reclassification Event and (b) Pubco or the successor to Pubco as a result of such Reclassification Event, as applicable, is obligated to deliver such property, securities or cash upon such exchange. [Pubco shall not consummate or agree to consummate any Reclassification Event unless the successor Person as a result of such Reclassification Event, if any, becomes obligated to comply with the obligations of Pubco (in whatever capacity) under this Agreement.]

Article IX.
DISPOSITIONS AND RESTRICTIONS ON DISPOSITIONS

Section 9.1 General Restrictions on Dispositions.

(a) Except as otherwise expressly provided in this Section 9.1, Membership Interests may not be Disposed of without the prior written consent of the Manager, which consent may be withheld in the Manager’s sole discretion. Any purported Disposition in violation of this Section 9.1 shall be null and void ab initio and of no force or effect.

(b) Notwithstanding any provision of this Section 9.1 to the contrary, but subject to the other provisions of this Article IX, a Member may Transfer its Membership Interests (i) to any Permitted Transferee of such Member, (ii) in an Exchange pursuant to Section 5.5 or (iii) in an Applicable Sale pursuant to Section 9.5; provided that a Member may in no circumstances Transfer its Membership Interests if such Transfer would cause the Company to have one hundred (100) or more partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)).

Section 9.2 Certain Additional Restrictions on Transfer. In addition to any other restrictions on Disposition contained in this Agreement, in no event may any Transfer or other Disposition of a Membership Interest by any Member be made: (a) to any Person who lacks the legal right, power or capacity to own a Membership Interest; (b) in violation of applicable Law; (c) of any component of a Membership Interest, such as rights to distributions, separate and apart from all other components of a Membership Interest; (d) if such Disposition would, in the opinion of legal counsel or other qualified tax advisor to the Company, cause the Company to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of an acquisition by the Pubco Holdings Group of all Units held by all Members that are not a member of the Pubco Holdings Group); (e) if such Disposition would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (f) if such Disposition would, in the opinion of legal counsel or other qualified tax advisor to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (g) if such Transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities laws; (h) if such Disposition would create a material risk that the Company would become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code; (i) if such Disposition would cause the Company to have more than one hundred (100) partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)); (j) if such Disposition causes the Company to become a reporting company under the Exchange Act; or (k) if such Disposition subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or ERISA, each as amended; provided that the Manager may waive any of the foregoing restrictions in its sole discretion.

Section 9.3 Notice of Transfer. Other than Transfers made pursuant to Section 5.5, each Member shall, after complying with the provisions of this Agreement, but in no event later than three (3) Business Days following any Transfer of Membership Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

Section 9.4 Transferee Members.

(a) A transferee of Membership Interests pursuant to this Article IX shall have the right to become a Member only if (a) the requirements of this Article IX are met, (b) such transferee executes a joinder to this Agreement in form and substance acceptable to the Manager, agreeing to be bound by all the terms and conditions of this Agreement (a “Joinder”), (c) the transferor or transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Membership Interest, whether or not consummated and (d) if such transferee or his or her spouse is a resident of a community property jurisdiction, then such transferee’s spouse shall also execute a Joinder. Unless agreed to in writing by the Manager, the admission of a Member shall not result in the release of the transferor from any Liability that the transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Manager, the Company or any of its Subsidiaries, on the one hand, and such transferor or any of its Affiliates, on the other hand.

(b) A transferee of Membership Interests pursuant to this Article IX shall be deemed admitted to the Company as a substitute Member at such time as the Manager determines that the conditions in this Article IX are satisfied and such Person is listed as a Member on Exhibit A hereto.

Section 9.5 Drag-Along Right.

(a) If at any time the Manager and/or any of its Affiliates (other than the Company and its Subsidiaries) desire to Transfer in one or more transactions a sufficient portion of its and/or their Units (or any beneficial interest therein) to constitute a change of Control of the Company in an arm’s-length transaction to a bona fide third party that is not an Affiliate of the Manager (an “Applicable Sale”), the Manager may require each other Member to sell the same ratable share of its Membership Interests as is being sold by the Manager and such Affiliates (based upon the total Membership Interests held by the Manager and its Affiliates at such time) on the same terms and conditions (the “Drag-Along Right”). The Manager may in its sole discretion elect to cause the Manager and/or the Company to structure the Applicable Sale as a merger or consolidation or as a sale of the Company’s assets.

(b) No Member shall have any dissenters’ rights, appraisal rights or similar rights in connection with any Applicable Sale, and no Member may object to any subsequent liquidation or other distribution of the proceeds from an Applicable Sale that is a sale of assets. Each Member agrees to consent to, and raise no objections against, an Applicable Sale. In the event of the exercise by the Manager of its Drag-Along Right pursuant to this Section 9.5, each Member shall take all reasonably necessary and desirable actions approved by the Manager in connection with the consummation of the Applicable Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to provide customary and reasonable representations, warranties, indemnities, covenants, conditions and other agreements relating to such Applicable Sale and to otherwise effect the transaction; provided, however, that (i) such Members shall not be required to give disproportionately greater or more onerous representations, warranties, indemnities, or covenants than the Manager or its Affiliates, (ii) such Members shall not be obligated to bear any share of the out-of-pocket expenses, costs, or fees (including attorneys’ fees) incurred by the Company or its Affiliates in connection with such Applicable Sale unless and to the extent that such expenses, costs, and fees were incurred for the benefit of the Company or all of its Members, (iii) such Members shall not be obligated or otherwise responsible for more than their proportionate shares of any indemnities or other liabilities incurred by the Company and the Members as sellers in respect of such Applicable Sale and (iv) any indemnities or other liabilities approved by the Manager shall be limited, in respect of each Member, to such Member’s share of the proceeds from the Applicable Sale.

(c) At least five (5) Business Days before consummation of an Applicable Sale, the Manager shall provide the Members written notice (the “Applicable Sale Notice”) of the Applicable Sale, which notice shall contain (A) the name and address of the third-party purchaser, (B) the proposed purchase price, terms of payment, and other material terms and conditions of the purchaser’s offer, together with a copy of any binding agreement with respect to the Applicable Sale and (C) notification of whether the Manager has elected to exercise its Drag-Along Right. The Manager shall keep the Members reasonably informed as to all material terms relating to the Applicable Sale (or any material changes thereto), and promptly deliver to the Members copies of all final material agreements relating to the Applicable Sale not already provided in accordance with this Section 9.5 or otherwise. The Manager shall provide the Members written notice of the termination of an Applicable Sale within five (5) Business Days following such termination, which notice shall state that the Applicable Sale Notice served with respect to such Applicable Sale is rescinded.

Article X.
TAXES

Section 10.1 Tax Returns. The Company shall provide to each Member as soon as reasonably practicable after the end of each taxable year a U.S. Internal Revenue Service Schedule K-1 (Partner’s Share of Income, Deductions, Credits, etc.), or any successor schedule or form with respect to such Member’s interests in the Company for such period and such other information as may be reasonably requested by a Member for such Member or its direct or indirect equity owners to complete their respective income Tax Returns or pay estimated Taxes. No later than five (5) days prior to the due date of Federal estimated taxes for U.S. individuals (i.e., April 15, June 15, September 15 and January 15), the Company shall deliver to each Member a good faith estimate of such Member’s allocable share of the Company’s taxable income, gain or loss for such year through the end of such period.

Section 10.2 Certain Tax Matters.

(a) Except as otherwise provided in this Agreement, the Company shall make any Tax election the Manager may deem appropriate; provided that the Company shall not make an election under Section 475(f) of the Code or otherwise adopt the “mark to market” method of accounting for U.S. federal or state income tax purposes.

(b) The Company shall be classified as a partnership and not as a corporation for U.S. federal income tax purposes and the Manager is hereby authorized to take any action necessary or desirable to ensure and preserve such treatment. Neither the Company nor any Member shall take or permit any action that would cause the Company to be treated as other than a partnership for U.S. federal income tax purposes, or take any position for reporting purposes or in any proceeding or otherwise that is inconsistent with such treatment, unless so required by applicable Laws. The Company shall not elect, pursuant to Section 761(a) of the Code, to be excluded from the provisions of subchapter K of the Code.

(c) The Company shall have in effect for the Fiscal Year that includes the Amendment and Restatement Date an election pursuant to Section 754 of the Code and shall not thereafter revoke such election.

Section 10.3 Partnership Representative.

(a) The Manager shall serve as the “partnership representative” of the Company within the meaning of Section 6223(a) of the Code (the “Partnership Representative”). The Manager is hereby directed and authorized to take whatever steps it, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service, designating an individual to serve as the sole individual through whom the Partnership Representative will act, and taking such other action as may from time to time be required under the Treasury Regulations. All references to the Partnership Representative herein shall include such designated individual (a “Partner”), unless the context requires otherwise. Each Partner hereby consents to such appointment or designation and agrees that upon the request of the Partnership Representative, it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b) The Partnership Representative shall have all of the rights, powers and authority to discharge all of the obligations of a “partnership representative” under the Partnership Audit Rules, including the authority to represent the Company (at the Company’s expense, including reasonable, documented out-of-pocket fees for professional services) in any administrative or judicial disputes, controversies, or proceedings with the Internal Revenue Service (the “IRS”) and any other Governmental Authority with jurisdiction to tax and to make any elections available under the Partnership Audit Rules in connection therewith.

(c) The Partnership Representative may make or cause to be made, with respect to the Company and the Members, a timely and valid election under Section 6226 of the Code (a “Push-Out Election”) (i) with respect to any material imputed underpayment and material partnership adjustments by the IRS or (ii) in connection with a material administrative adjustment request. The Members shall comply with the terms of the Push-Out Election and otherwise cooperate with the Partnership Representative with respect to the Push-Out Election.

(d) If a Push-Out Election is not made, the Partnership Representative shall apportion the responsibility for any U.S. federal income tax liability, and any interest and penalties with respect thereto, incurred by the Company under the Partnership Audit Rules (an “Audit Liability”) among the Members based on the adjustments (if any) giving rise to the Audit Liability attributable to each Member (taking into account, for purposes of such apportionment, the effect of the status of, and actions taken by, such Member on the computation of the amount of the Audit Liability), and each Member shall be required to promptly contribute the amount of its share of the Audit Liability to the Company.

(e) The Partnership Representative shall be entitled to be reimbursed by the Company for all costs and expenses incurred by it in connection with any administrative or judicial proceeding relating to tax matters of the Company and the Members in their capacity as such, and to be indemnified by the Company with respect to any action brought against it in connection with any judgment in or settlement of any such proceeding.

(f) This Section 10.3 shall apply mutatis mutandis with respect to any similar provisions of state, local or non-U.S. Law.

(g) The provisions of, and each Member’s obligations to comply with the requirements of, this Section 10.3 shall survive the Member’s ceasing to be a Member of the Company and the termination, dissolution, liquidation, or winding up of the Company.

Section 10.4 Withholding.

(a) The Company shall be entitled to deduct and withhold from any payment, allocation, or distribution to a Member to the extent required by applicable Law. Any amount so deducted and withheld shall be properly paid over to the applicable Governmental Authority and shall be treated for all purposes of this Agreement as having been paid, allocated, or distributed to the Member for purposes of this Agreement.

(b) Each Member shall, upon the request of the Manager, promptly, and in any event within fourteen (14) days of any such request, or, if so notified in such request, within seven (7) days of such request, furnish to the Manager any information in its possession, representations, certificates or forms that are reasonably necessary in order for the Manager to ascertain such Member’s Tax status and to withhold Tax or to file Tax returns and reports or to furnish Tax information to the relevant Tax authorities, provided, further, that each Member that contributes Ether to the Company shall, within ninety (90) days of such contribution, deliver to the Company records to substantiate such Member’s tax basis in the Ether contributed by such Member, and shall provide such other information, documentation or records reasonably available to such Member that are reasonably requested by the Company for purposes of substantiating the Company’s tax basis in such Ether for purposes of Section 723 of the Code. Each Member shall timely execute any and all documents, opinions, instruments and certificates as the Manager shall reasonably request or that are otherwise required to effectuate the foregoing, and shall take such actions as the Manager may reasonably request in connection with the foregoing. To the extent only that a Member has failed to comply with a request made under this Section 10.4, the Manager shall be entitled to make such assumptions as to the financial, fiscal, Tax or other standing of such Member as it sees fit in order to enable the Manager to withhold Tax or to file any Tax returns, as deemed necessary by it.

Article XI.
DISPUTE RESOLUTION

Section 11.1 Disputes. This Article XI shall apply to any dispute arising under or related to this Agreement (whether arising in contract, tort, or otherwise, and whether arising at law or in equity), including (a) any dispute regarding the construction, interpretation, performance, validity, or enforceability of any provision of this Agreement or whether any Person is in compliance with, or breach of, any provisions of this Agreement, and (b) subject to Section 11.2, any deadlock among the Members with respect to any matter subject to a vote of the Members, and (c) the applicability of this Article XI to a particular dispute. Notwithstanding the foregoing, this Article XI shall not apply to any matters that, pursuant to the provisions of this Agreement, are to be determined solely by the Manager, or that relate to a Blocker Dispute, which shall be resolved in accordance with the procedures set forth in Section 5.5. Any dispute to which this Article XI applies is referred to herein as a “Dispute.” With respect to a particular Dispute, each Member (and, if applicable, the Manager) that is a party to such Dispute is referred to herein as a “Disputing Party.” The provisions of this Article XI shall be the exclusive method of resolving Disputes.

Section 11.2 Negotiation to Resolve Disputes. If a Dispute arises, the Disputing Parties (or agents thereof) shall promptly meet (whether by telephone or in person) in a good faith attempt to resolve the Dispute.

Section 11.3 Courts. If a Dispute is still unresolved following ten (10) Business Days after the Disputing Parties attempted in good faith to resolve the Dispute in accordance with Section 11.2, then any of such Disputing Parties may submit such Dispute to the Court of Chancery of the State of Delaware or, in the event that such court does not have jurisdiction over the subject matter of such dispute, to another court of the State of Delaware or a U.S. federal court located in the State of Delaware (collectively, “Delaware Courts”). The Manager and each of the Members irrevocably submits to the exclusive jurisdiction of, and agrees not to commence any action, suit, or proceeding relating to a Dispute except in, the Delaware Courts and hereby consents to service of process in any such Dispute by the delivery of such process to such party at the address and in the manner provided in Section 13.1. The Manager and each of the Members hereby irrevocably and unconditionally waives any objection to the laying of venue in any Dispute in the Delaware Courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section 11.3. THE MANAGER AND EACH OF THE MEMBERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, RELATING TO, OR OTHERWISE WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 11.4 Specific Performance. The Members understand and agree that (a) irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms, (b) although monetary damages may be available for the breach of such covenants and agreements, such monetary damages are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, would be an inadequate remedy therefor and shall not be construed to diminish or otherwise impair in any respect the Manager’s, any Member’s or the Company’s right to specific performance, and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right none of the Members would have entered into this Agreement. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, the Manager, each of the Members and the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Members further agrees that neither the Manager, the Company nor any Member shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.4, and each Member waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Article XII.
DISSOLUTION, WINDING-UP AND TERMINATION

Section 12.1 Dissolution.

(a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(i) the determination of the Manager to dissolve the Company, with Company Exchange Unit Member Approval;

(ii) the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act; or

(iii) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

(b) Each Member hereby expressly waives its right to make an application for, or otherwise seek or pursue, the dissolution of the Company pursuant to Section 18-802 of the Act.

Section 12.2 Winding-Up and Termination.

(a) On the occurrence of a Dissolution Event, the Manager (or in the event that there is no Manager or the Manager is in bankruptcy, any Person selected by the majority of Members) shall serve as liquidator (the “Liquidator”). The Liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act, and shall have full right to determine in good faith the time, manner and terms of any sale or sales of the property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The costs of winding-up shall be borne as a Company expense. Until final distribution, the Liquidator shall continue to operate the Company properties with all of the power and authority of the Members. The Members shall continue to share Profits and Losses during the period of liquidation in the same manner and proportion as immediately prior to the Dissolution Event. The Company shall engage in no further business except as may be necessary to preserve the value of the Company’s assets during the period of dissolution and liquidation.

(b) The steps to be accomplished by the Liquidator are as follows:

(i) as promptly as possible after dissolution and again after final winding-up, the Liquidator shall cause a proper accounting to be made of the Company’s assets and liabilities through the last calendar day of the month in which the dissolution occurs or the final winding-up is completed, as applicable;

(ii) the Liquidator shall discharge from Company funds all of the Indebtedness of the Company and other debts, liabilities, expenses, and obligations of the Company (including all expenses incurred in winding-up) (collectively, the “Company Liabilities”) or otherwise make adequate provision for payment and discharge thereof; and

(iii) all remaining assets of the Company shall be distributed to the Members in accordance with Section 7.1.

(c) The distribution of cash or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no Claim against any other Member for those funds.

(d) No dissolution or termination of the Company shall relieve a Member from any obligation to the extent such obligation has accrued as of the date of such dissolution or termination.

Section 12.3 Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in its or another Member’s Capital Account.

Section 12.4 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 12.5 Certificate of Cancellation. On completion of the distribution of Company assets as provided herein, the Manager shall take such actions as may be necessary to terminate the existence of the Company, and shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.

Article XIII.
GENERAL PROVISIONS

Section 13.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient by electronic mail (a copy of which may be delivered in person or by courier or mail). A notice, request, or consent given under this Agreement is effective on receipt by the applicable recipient. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or such other address as that Member may specify by notice to the Manager and the other Members. Any notice, request, or consent to the Manager or the Company must be sent to or made at the address below:

[●]

[●]

[●]

Attention: [●]

Email: [●]

With copies to:

[●]

[●]

[●]

Attention: [●]

Email: [●]

Any notice, request, or consent to the Manager or the Company shall be given to all of the Members. Whenever any notice is required to be given by Law, the Delaware Certificate, or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 13.2 Entire Agreement; Superseding Effect. This Agreement, together with all exhibits and schedules to this Agreement, the BCA and all other Ancillary Documents (as defined in the BCA), constitute the entire agreement of the parties hereto relating to the Company and the transactions contemplated hereby and supersede all prior and contemporaneous agreements, understandings, discussions, provisions and concepts, whether written or oral, relating thereto and there are no warranties, representations or other agreements between the parties hereto in connection therewith except as set forth in such agreements, exhibits, schedules and documents.

Section 13.3 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member or the Manager in the performance by that Member or the Manager of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member or the Manager of the same or any other obligations of that Member or the Manager with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member or the Manager to complain of any act of any Member or the Manager or to declare any Member or the Manager in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member or the Manager of its rights with respect to that default until the applicable statute of limitations has run.

Section 13.4 Amendment or Restatement; Waivers. Each of this Agreement and the Delaware Certificate may, subject to Section 8.6, be altered, modified, amended or restated (including by means of merger, consolidation or other business combination to which the Company is a party) only by a written instrument executed (or, in the case of the Delaware Certificate, approved) by the Manager. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 13.5 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms of this Agreement. No party may assign its rights under this Agreement except as permitted pursuant to this Agreement.

Section 13.6 Governing Law; Severability. THIS AGREEMENT, AND ANY CLAIM ARISING OUT OF, RELATING TO OR OTHERWISE WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent by any court of competent jurisdiction, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business, and legal position as they would have been in if the original provision had been valid and enforceable.

Section 13.7 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions; provided, however, that this Section 13.7 shall not obligate a Member to furnish guarantees or other credit supports by such Member’s Parent or other Affiliates.

Section 13.8 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

Section 13.9 Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. No party hereto shall raise the use of email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email or other electronic transmission as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

Section 13.10 Expenses. Each Member shall bear its own transaction costs and any other costs and expenses incurred in connection with being a Member, holding its Membership Interest, and administering its rights and obligations under this Agreement.

Section 13.11 Public Announcements. No press release or other public announcement or public statement or comment in response to any inquiry relating to this Agreement or the transactions contemplated hereby shall be issued or made by any Member or any of its Affiliates without the consent of the Manager; provided, however, that a press release or other public announcement or regulatory filing, statement, or comment may be made without such consent if it is made in order to comply with applicable Laws or the rules of an applicable National Securities Exchange.

Section 13.12 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties to this Agreement and their permitted assigns and nothing herein, express or implied, shall give or be construed to give any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights under this Agreement.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Manager and the Members have executed and delivered this Agreement as of the date first set forth above.

MANAGER:

THE ETHER MACHINE, INC.

By:
Name:
Title:

[Signature Page to Second Amended and Restated Limited Liability Company Agreement]

MEMBERS:

[●]

By:
Name:
Title:

[Signature Page to Second Amended and Restated Limited Liability Company Agreement]

EXHIBIT A

MEMBERS

Capitalization of the Company as of the Amendment and Restatement Date

Name and Address of Purchaser	Number and Class of Membership Interests
Ethos Sub 2, Inc. [Address] Email: [●]	[●] Common Units
[Member Name] [Member Address] Email: [●]	[●] Common Units

EXHIBIT B

OFFICERS

Name	Title
[●]	[●]
[●]	[●]

SCHEDULE 8.6

Restricted Decisions

1. Amend or waive any provisions of the Delaware Certificate or this Agreement in a manner that adversely affects the Company Exchange Unit Members’ interest in the Company disproportionately to the interests of the other holders of Common Units (for which the Company Exchange Unit Member Approval may be granted or withheld in the Company Exchange Unit Members’ sole discretion).

2. Convert the Company to an entity other than a limited liability company or other limited liability entity.

3. Amend or waive Section 8.6 or this Schedule 8.6.

Notwithstanding anything to the contrary in this Schedule 8.6, the following shall not be Restricted Decisions:

1. Any action the Company is required to take pursuant to the BCA.

2. Any action necessary to effect an Exchange pursuant to Section 5.5, including the acceptance and delivery of Common Units pursuant thereto and the entering into of any Exchange Agreement.